 Filed Pursuant to Rule 424(b)(3)
 Registration Statement No. 333-276916
PROSPECTUS SUPPLEMENT
(To Prospectus dated February 7, 2024)
€9,203,865,623
Ford Motor Credit Company LLC
Euro Medium-Term Notes
Due Nine Months or More from Date of Issue

Ford Motor Credit Company LLC, subject to compliance with all relevant laws, regulations, and directives, may offer from time to time our Euro Medium-Term Notes (the “Notes”) in an aggregate principal amount not to exceed €9,203,865,623 (or its equivalent in other currencies) (the “EMTN Program”) with various terms, which amount will decrease to the extent we sell our Medium-Term Notes, Due Nine Months or More from Date of Issue — Series B, that are described in our prospectus supplement, dated February 7, 2024, as amended and supplemented from time to time. We will specify the final terms for each Note, which may be different from the terms described in this prospectus supplement, in the applicable pricing supplement or term sheet.
Investing in the Notes involves certain risks. See “Risk Factors” on page S-5.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement, the attached prospectus or any pricing supplement or term sheet is truthful or complete. Any representation to the contrary is a criminal offense.
	Price to Public	Agents’ Discounts and Commissions	Proceeds to Ford Motor Credit Company
Per Note	100.00% (1)	0.05% – 0.875% (2)	99.95% – 99.125% (2)

(1)
Unless the pricing supplement provides otherwise, we will issue the Notes at 100% of their principal amount.

(2)
Unless the pricing supplement provides otherwise, we will pay an agent a discount or commission ranging from 0.05% — 0.875% and the proceeds to us will be 99.95% — 99.125% of the principal amount of the Notes offered.

We currently intend to apply to list the Notes issued under the EMTN Program on the New York Stock Exchange. The EMTN Program provides that Notes may be listed or admitted to trading, as the case may be, on such further or other stock exchanges or markets as we and the relevant agents(s) (as defined below) may agree as specified in the applicable pricing supplement (as defined herein), subject to compliance with all applicable laws and the rules of such stock exchange. The applicable pricing supplement or term sheet will specify whether the Notes are to be listed or will be unlisted Notes.
THIS DOCUMENT DOES NOT CONSTITUTE A PROSPECTUS FOR THE PURPOSES OF THE PROSPECTUS REGULATION (AS DEFINED HEREIN), OR THE UK PROSPECTUS REGULATION (AS DEFINED HEREIN) OR THE FSMA (AS DEFINED HEREIN).
We expect that delivery of the Notes will be made to agents in book-entry form only through the facilities of Euroclear Bank S.A./N.V. (“Euroclear”) and Clearstream Banking S.A. (“Clearstream”).
We are offering the Notes on a continuing basis through the agents listed below. These agents are not required to sell any specific number or euro amount of the Notes but will use their reasonable best efforts to sell the Notes offered. We may also appoint additional agents. We may also sell Notes to the agents listed below or others, as principal, for resale to investors and other purchasers. In this prospectus supplement, persons who purchase Notes from us as agent or as principal for resale are referred to as “agents”. We may also sell Notes without the assistance of an agent.
Lead Arranger
Goldman Sachs International
Agents
BarclaysBBVA BMO Capital Markets BNP PARIBAS BofA Securities Bradesco BBI
CitigroupCommerzbank Crédit Agricole CIB Deutsche Bank HSBC
ICBC Standard BankING IMI — Intesa Sanpaolo J.P. Morgan Lloyds Bank Corporate Markets
MizuhoMorgan Stanley NatWest Markets RBC Capital Markets Santander Scotiabank Société Générale
Corporate & Investment Banking
SMBC NikkoTD Securities UBS Investment Bank UniCredit Wells Fargo Securities

The date of this Prospectus Supplement is February 7, 2024.

Prospectus Supplement
Prospectus

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the attached prospectus, and any related free writing prospectus required to be filed with the United States Securities and Exchange Commission (“SEC”). We have not, and the Agents have not, authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We are not, and the Agents are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement, the attached prospectus, or any such free writing prospectus is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since this date.
References in this prospectus supplement to “Ford Credit”, the “Issuer”, “we”, “us” or “our” are to Ford Motor Credit Company LLC.
MIFID II product governance / Professional investors and ECPs only target market
Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the Notes has led to the conclusion that: (i) the target market for the Notes is eligible counterparties and professional clients only, each as defined in Directive 2014/65/EU (as amended or superseded, “MiFID II”); and (ii) all channels for distribution of the Notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the Notes (a “distributor”) should take into consideration the manufacturers’ target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the Notes (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.
UK MIFIR product governance/ Professional investors and ECPs only target market
Solely for the purposes of each manufacturer's product approval process, the target market assessment in respect of the Notes has led to the conclusion that: (i) the target market for any Notes is only eligible counterparties, as defined in the FCA Handbook Conduct of Business Sourcebook ("COBS"), and professional clients, as defined in Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 ("UK MiFIR"); and (ii) all channels for distribution of Notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending any Notes (for the purposes of this paragraph, a "distributor") should take into consideration the manufacturers' target market assessment; however, a distributor subject to the FCA Handbook Product Intervention and Product Governance Sourcebook (the "UK MiFIR Product Governance Rules") is responsible for undertaking its own target market assessment in respect of the Notes (by either adopting or refining the manufacturers' target market assessment) and determining appropriate distribution channels.
PROHIBITION OF SALES TO EEA RETAIL INVESTORS: The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of MiFID II; or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II. Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.
PROHIBITION OF SALES TO UK RETAIL INVESTORS — The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the UK. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the EUWA; or (ii) a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of UK MiFIR. Consequently, no key information document required by the PRIIPs Regulation as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.
IN CONNECTION WITH THE OFFERING OF ANY NOTES, THE PERSON(S) (IF ANY) NAMED AS THE STABILIZING MANAGER(S) IN THE APPLICABLE PRICING SUPPLEMENT AND/OR FINAL TERMS (THE “STABILIZING MANAGER(S)”) (OR PERSONS ACTING ON THEIR BEHALF) MAY OVER-ALLOT SECURITIES OR EFFECT TRANSACTIONS WITH A VIEW TO SUPPORTING THE MARKET PRICE OF THE NOTES AT A LEVEL HIGHER THAN THAT WHICH MIGHT OTHERWISE PREVAIL. HOWEVER, STABILIZATION ACTION MAY NOT NECESSARILY OCCUR. ANY STABILIZATION ACTION MAY BEGIN ON OR AFTER THE DATE OF COMMENCEMENT OF TRADING OF THE NOTES AND, IF BEGUN, MAY BE ENDED AT ANY TIME, BUT IT MUST END NO LATER THAN 30 DAYS AFTER THE DATE ON WHICH FORD CREDIT RECEIVED THE PROCEEDS OF THE ISSUE, OR NO LATER THAN 60 DAYS AFTER THE DATE OF ALLOTMENT OF THE RELEVANT NOTES, WHICHEVER IS THE EARLIER. ANY STABILIZATION ACTION OR OVER ALLOTMENT MUST BE CONDUCTED BY THE RELEVANT STABILIZING MANAGER(S) (OR PERSONS ACTING ON THEIR BEHALF) IN ACCORDANCE WITH ALL APPLICABLE LAWS AND RULES AND WILL BE UNDERTAKEN AT THE OFFICES OF THE STABILIZING MANAGER(S) (OR PERSONS ACTING ON THEIR BEHALF).

In this prospectus supplement, unless otherwise specified or the context otherwise requires, references to “dollars”, “U.S. dollars”, “$” and “U.S. $” are to United States dollars, references to “Sterling” or “£” are to pounds sterling, references to “€” and “euro” are to the lawful currency of the member states of the European Union that adopt the single currency in accordance with the treaty establishing the European Community, as amended by the Treaty on the European Union.
FORWARD-LOOKING STATEMENTS
Statements included or incorporated by reference herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “PSLRA”). Forward-looking statements are based on expectations, forecasts and assumptions by our management and involve a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those stated, including, without limitation, those set forth in “Item 1A — Risk Factors” and “Item 7 — Management’s Discussion and Analysis of Financial Condition and Results of Operations” of Ford Credit’s Annual Report on Form 10-K for the year ended December 31, 2023 (the “2023 Annual Report on Form 10-K”), which is incorporated herein by reference.
We cannot be certain that any expectations, forecasts, or assumptions made by management in preparing these forward-looking statements will prove accurate, or that any projections will be realized. It is to be expected that there may be differences between projected and actual results. Our forward-looking statements speak only as of the date of their initial issuance, and we do not undertake any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

RISK FACTORS
Before purchasing any Notes, you should read carefully this prospectus supplement, the attached prospectus, and the documents incorporated by reference herein, including risk factors discussions in Ford Credit’s 2023 Annual Report on Form 10-K for risk factors regarding Ford Credit and Ford Motor Company.
In addition, your investment in the Notes is subject to certain risks, especially if the Notes involve in some way a foreign currency. This prospectus supplement does not describe all of the risks of an investment in the Notes, whether arising because the Notes are denominated in a currency other than U.S. dollars or because the return on the Notes is linked to one or more interest rate or currency indices or formulas. You should consult your own financial and legal advisors about the risks entailed by an investment in the Notes and the suitability of your investment in the Notes in light of your particular circumstances. The Notes are not an appropriate investment for investors who are unsophisticated with respect to foreign currency transactions or transactions involving the type of index or formula used to determine amounts payable. Before investing in the Notes, you should consider carefully, among other factors, the matters described below.
Regulatory Restrictions.   Investors whose investment activities are subject to investment laws and regulations or to review or regulation by certain authorities may be subject to restrictions on investments in certain types of debt securities. Investors should review and consider such restrictions prior to investing in the Notes.
Notes may be issued at a substantial discount or premium.   Notes may be issued at a substantial discount or premium from their principal amount. The market value of such Notes may fluctuate to a greater extent in relation to general changes in interest rates than do market values for conventional interest-bearing securities. Generally, the longer the remaining term of such Notes, the greater the price volatility as compared to conventional interest-bearing securities with comparable maturities.
Structure Risks.   An investment in Notes with principal or interest being determined by reference to one or more interest rates, currencies (including exchange rates and swap indices between currencies or currency units), prices of securities or commodities, or other indices (together referred to as “reference rates”), either directly or indirectly, entails significant risks not associated with an investment in a conventional fixed or floating rate debt security. These risks include, without limitation, the possibility that a reference rate may be subject to such significant changes that the resulting return will be less than that payable on a conventional fixed or floating rate debt security issued by Ford Credit or that no return will be payable; that the repayment of principal can occur at times other than that expected by the investor; that the investor could lose all or a substantial portion of the principal of its Note (whether payable at maturity or upon redemption); and that reference rates may be subject to significant fluctuations that may not correlate with changes in interest rates, currencies, or other indices. Such risks depend on a number of inter-related factors, including financial, economic, and political events over which Ford Credit has no control. Furthermore, if the formula used to determine the amount of principal or interest payable with respect to a Note contains a multiple or a leverage factor, the effect of any change in a reference rate will be magnified. In recent years, certain reference rates (for example, certain shares and stock market indices) have been highly volatile, and it is possible that such volatility will continue in the future.
The prices at which zero coupon Notes, as well as other Notes issued at a substantial discount from their principal amount payable at maturity, trade in the secondary market tend to fluctuate more in relation to general changes in interest rates than do the prices for conventional interest-bearing securities of comparable maturities.
Variable Rate Notes with a multiplier or other leverage factor.   Notes with variable interest rates can be volatile investments. If they are structured to include multipliers or other leverage factors, or caps or floors, or any combination of those features or other similar related features, their market values may be even more volatile than those for securities that do not include those features.

Inverse Floating Rate Notes.   Inverse Floating Rate Notes have an interest rate equal to a fixed rate minus a rate based upon a reference rate such as SOFR. The market values of such Notes typically are more volatile than market values of other conventional floating rate debt securities based on the same reference rate (and with otherwise comparable terms). Inverse Floating Rate Notes are more volatile because an increase in the reference rate not only decreases the interest rate of the Notes, but may also reflect an increase in prevailing interest rates, which further adversely affects the market value of these Notes.
Fixed/Floating Rate Notes.   Fixed/Floating Rate Notes may bear interest at a rate that Ford Credit may elect to convert from a fixed rate to a floating rate, or from a floating rate to a fixed rate. Ford Credit’s ability to convert the interest rate will affect the secondary market for and the market value of such Notes since Ford Credit may be expected to convert the rate when it is likely to produce a lower overall cost of borrowing. If Ford Credit converts from a fixed rate to a floating rate, the spread on the Fixed/Floating Rate Notes may be less favorable than then prevailing spreads on comparable Floating Rate Notes tied to the same reference rate. In addition, the new floating rate at any time may be lower than the rates on other Notes. If Ford Credit converts from a floating rate to a fixed rate, the fixed rate may be lower than then prevailing rates on its Notes.
Uncertainty about the future of EURIBOR and the potential discontinuance of EURIBOR could adversely affect the market value of your Notes and/or limit your ability to resell them and payment of interest under the Notes
Various interest rate benchmarks (including Euro Interbank Offered Rate (EURIBOR)) are the subject of recent national and international regulatory guidance and proposals for reform. Some of these reforms are already effective, including Regulation (EU) 2016/1011 (as amended or superseded, the “Benchmark Regulation”), while others are still to be implemented.
Under the Benchmark Regulation, which applies from January 1, 2018, new requirements apply with respect to the provision of a wide range of benchmarks (including EURIBOR), the contribution of input data to a benchmark and the use of a benchmark within the European Union. In particular, the Benchmark Regulation, among other things, (i) requires benchmark administrators to be authorized or registered (or, if non-EU-based, to be subject to an equivalent regime or otherwise recognized or endorsed) and to comply with extensive requirements in relation to the administration of benchmarks and (ii) prevents certain uses by EU-supervised entities of benchmarks of administrators that are not authorized or registered (or, if non-EU-based, deemed equivalent or recognized or endorsed). It is not possible to predict the effect of these changes, other reforms, or the establishment of alternative reference rates in the European Union or elsewhere. The resulting uncertainty could adversely affect the market value of the Notes and/or limit your ability to resell them.
If the three-month EURIBOR rate is not published, the rate of interest on the Notes will be determined using the alternative methods stated in “Description of the Debt Securities — Interest — EURIBOR Notes” in the prospectus unless otherwise provided in the applicable pricing supplement or term sheet. These alternative methods may result in lower interest payments than would have been made if three-month EURIBOR were published in its current form. The alternative methods may also be subject to factors that make the three-month EURIBOR impossible or impracticable to determine. If a published EURIBOR is unavailable and banks are unwilling to provide quotations, the rate of interest on the Notes for an interest period will be the same as the immediately preceding interest period, and could remain the rate of interest for the remaining life of the Notes.
Exchange Rates and Exchange Controls May Affect Securities’ Value or Return
General Exchange Rate and Exchange Control Risks.   An investment in a security that is denominated or payable in currencies other than your home currency entails significant risks. These risks include the possibility of significant changes in rates of exchange between your home currency and the relevant foreign currencies and the possibility of the imposition or modification of exchange controls by the relevant governmental entities. These risks generally depend on economic and political events over which we have no control.

Exchange Rates Will Affect Your Investment.   In recent years, rates of exchange between some currencies have been highly volatile and this volatility may continue in the future, including as a result of the United Kingdom’s vote to exit the European Union. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations that may occur during the term of any security. Depreciation against your home currency of the currency in which a security is payable would result in a decrease in the effective yield of the security below its coupon rate or in the payout of the security and could result in an overall loss to you on a home currency basis.
We Have No Control Over Exchange Rates.   Currency exchange rates can either float or be fixed by sovereign governments. Exchange rates of most economically developed nations are permitted to fluctuate in value relative to each other. However, from time to time governments may use a variety of techniques, such as intervention by a country’s central bank, the imposition of regulatory controls or taxes or changes in interest rates to influence the exchange rates of their currencies. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or relative exchange characteristics by a devaluation or revaluation of a currency. These governmental actions could change or interfere with currency valuations and currency fluctuations that would otherwise occur in response to economic forces, as well as in response to the movement of currencies across borders.
As a consequence, these government actions could adversely affect yields or payouts in your home currency for securities denominated or payable in currencies other than your home currency.
We will not make any adjustment or change in the terms of the Notes in the event that exchange rates should become fixed, or in the event of any devaluation or revaluation or imposition of exchange or other regulatory controls or taxes, or in the event of other developments affecting your home currency or any applicable foreign currency. You will bear those risks.
Some Foreign Currencies May Become Unavailable.   Governments have imposed from time to time, and may in the future impose, exchange controls that could also affect the availability of a specified currency. Even if there are no actual exchange controls, it is possible that the applicable currency for any security would not be available when payments on that security are due.
Foreign Currency Judgments
The Indenture and the Notes, except to the extent specified otherwise in a pricing supplement, will be governed by, and construed in accordance with, the laws of the State of New York. As a holder of Notes, you may bring an action based upon an obligation payable in a currency other than U.S. dollars in courts in the United States. However, courts in the United States have not customarily rendered judgments for money damages denominated in any currency other than U.S. dollars. In addition, it is not clear whether in granting such judgment, the rate of conversion would be determined with reference to the date of default, the date judgment is rendered or any other date. The Judiciary Law of the State of New York provides, however, that an action based upon an obligation payable in a currency other than U.S. dollars will be rendered in the foreign currency of the underlying obligation and converted into U.S. dollars at a rate of exchange prevailing on the date the judgment or decree is entered. In these cases, holders of foreign currency Notes would bear the risk of exchange rate fluctuations between the time the dollar amount of this judgment is calculated and the time U.S. dollars were paid to the holders.
Risks Associated with Indexed Notes
If you invest in indexed Notes, your investment will be subject to significant risks that are not associated with an investment in a conventional fixed rate debt security. Indexation of the interest rate of a Note may result in lower (or no) interest compared to a conventional fixed rate debt security issued at the same time. Indexation of the principal of and/or premium on a Note may result in the payment of a lower amount of principal and/or premium (or no principal and/or premium) compared to the original purchase price of the Note. The value of an index can fluctuate based on a number of interrelated factors, including economic, financial and political events over which Ford Credit has no control. Additionally, if the formula specified to determine the amount of principal, premium and/or interest payable with respect to indexed Notes contains a multiple or leverage factor, that feature may magnify the effect of any change in the index. You should not view the historical experience of an index as an indication of its future performance.
Liquidity Risks.   The Notes may not have an established trading market when issued. There can be no assurance of a secondary market for the Notes or the continued liquidity of such market if one develops.
The development or continued liquidity of any secondary market for the Notes will be affected by a number of factors such as the creditworthiness of Ford Credit and the value of any applicable reference rate, as well as other factors such as the complexity and volatility of the reference rate, the method of calculating the return to be paid in respect of such Notes, the time remaining to the maturity of the Notes, the outstanding amount of the Notes, any redemption features of the Notes, the performance of other instruments (e.g., commodities or securities) linked to the reference rates and the level, direction and volatility of interest rates generally. Such factors also will affect the market value of the Notes. In addition, certain Notes may be designed for specific investment objectives or strategies and therefore may have a more limited secondary market and experience more price volatility than conventional debt securities.
Investors may not be able to sell Notes readily or at prices that will enable investors to realize their anticipated yield. No investor should purchase Notes unless the investor understands and is able to bear the risk that certain Notes will not be readily sellable, that the value of Notes will fluctuate over time and that such fluctuations may be significant.
Change of Law.   The conditions of the Notes are based on U.S. law in effect as at the date of this prospectus supplement. No assurance can be given as to the impact of any possible judicial decision or change to U.S. law or administrative practice after the date of this prospectus supplement.
Each potential investor in any Notes must determine the suitability of that investment in light of its own circumstances. In particular, each potential investor should: have sufficient knowledge and experience to make a meaningful evaluation of the relevant Notes, the merits and risks of investing in the relevant Notes and the information contained or incorporated by reference in this prospectus supplement or any applicable pricing supplement; have access to, and knowledge of, appropriate analytical tools to evaluate, in the context of its particular financial situation, an investment in the relevant Notes and the impact such investment will have on its overall investment portfolio; have sufficient financial resources and liquidity to bear all of the risks of an investment in the relevant Notes, including where principal or interest is payable in one or more currencies, or where the currency for principal or interest payments is different from the potential investor’s currency; understand thoroughly the terms of the relevant Notes and be familiar with the behavior of any relevant indices and financial markets; and be able to evaluate (either alone or with the help of a financial advisor) possible scenarios for economic, interest rate and other factors that may affect its investment and its ability to bear the applicable risks.
Some Notes are complex financial instruments and such instruments may be purchased as a way to reduce risk or enhance yield with an understood, measured, appropriate addition of risk to their overall portfolios. A potential investor should not invest in Notes which are complex financial instruments unless it has the expertise (either alone or with the help of a financial advisor) to evaluate how the Notes will perform under changing conditions, the resulting effects on the value of such Notes and the impact this investment will have on the potential investor’s overall investment portfolio.
The investment activities of certain investors are subject to legal investment laws and regulations, or review or regulation by certain authorities. Each potential investor should consult its legal advisors to determine whether and to what extent (1) Notes are legal investments for it, (2) Notes can be used as collateral for various types of borrowing and (3) other restrictions apply to its purchase or pledge of any Notes. Financial institutions should consult their legal advisors or the appropriate regulators to determine the appropriate treatment of Notes under any applicable risk-based capital or similar rules.
Credit Ratings
The credit ratings on the Notes may not reflect the potential impact of all risks related to structure and other factors on the value of the Notes. In addition, real or anticipated changes in Ford Credit’s credit ratings generally will affect the market value of the Notes. Credit ratings are subject to review or change at any time at the option of each agency issuing a rating.
For additional information about our credit ratings, see our most recent annual report on Form 10-K and subsequent quarterly and current reports on Form 10-Q and 8-K, respectively, filed with the SEC.
ABOUT THIS PROSPECTUS SUPPLEMENT AND THE PRICING SUPPLEMENTS
Ford Credit intends to use this prospectus supplement, the attached prospectus, and related pricing supplements or term sheets to offer its Notes from time to time.
This prospectus supplement provides you with certain terms of the Notes and supplements the description of the debt securities contained in the attached prospectus. If information in this prospectus supplement is inconsistent with the prospectus, this prospectus supplement will replace the inconsistent information in the prospectus.
Each time Ford Credit issues Notes, a pricing supplement or term sheet will be prepared that will contain additional terms of the offering and the specific description of the Notes offered. A pricing supplement or term sheet also may add, update, or change information in this prospectus supplement or the attached prospectus, including provisions describing the calculation of interest and the method of making payments under the terms of a Note. The flexibility to set or negotiate individualized terms for Notes means that there will be transactions, particularly with Indexed Notes, that are quite complex. Frequently, the terms of the Notes will differ from the terms that are described in this prospectus supplement or term sheet. Any information in a pricing supplement that is inconsistent with this prospectus supplement will replace the inconsistent information in this prospectus supplement.

Summary of the EMTN Program
The following is a brief description only and is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this prospectus supplement and prospectus and, in relation to any Notes, in connection with the applicable pricing supplement.
Issuer
Ford Motor Credit Company LLC
Risk Factors
There are certain factors that may affect the ability of Ford Credit to fulfill its obligations under the Notes issued under the EMTN Program, and there are certain factors that are material for purposes of assessing the market risks associated with Notes issued under the EMTN Program, as more fully described under “Risk Factors”.
Arranger
Goldman Sachs International
Agents
Goldman Sachs International, Banco Santander, S.A., Barclays Bank PLC, Banco Bilbao Vizcaya Argentaria, S.A., Banco Bradesco BBI S.A., Bank of Montreal, London Branch, BNP Paribas, Citigroup Global Markets Limited, Commerzbank Aktiengesellschaft, Crédit Agricole Corporate and Investment Bank, Deutsche Bank AG, London Branch, HSBC Bank plc, ICBC Standard Bank Plc, ING Bank N.V., Intesa Sanpaolo S.p.A., J.P. Morgan Securities plc, Lloyds Bank Corporate Markets plc, Merrill Lynch International Mizuho International plc, Morgan Stanley & Co. International plc, NatWest Markets Plc, RBC Europe Limited, Scotiabank (Ireland) Designated Activity Company, Société Générale, SMBC Nikko Capital Markets Limited, The Toronto-Dominion Bank, UBS AG London Branch, UniCredit Bank GmbH, Wells Fargo Securities International Limited
Issuing and Paying Agent
The Bank of New York Mellon, London Branch
Principal Amount Offered Pursuant to this Prospectus Supplement
Up to €9,203,865,623 (or its equivalent in other currencies)
Form of Notes
The Notes will be issued in global form.
Currencies
The Notes may be denominated in any currency or currencies, subject to compliance with all applicable legal and/or regulatory and/or central bank requirements. Payments in respect of the Notes may also be subject to compliance with all applicable and/or regulatory and/or central bank requirements, and be made in any currency or currency in which such Notes are denominated.
Ranking
The Notes will be the direct, unsecured and senior obligations of Ford Credit and will rank equally with all of Ford Credit’s unsecured senior debt as specified in the applicable pricing supplement.
Issue Price
The Notes may be issued at any price as specified in the applicable pricing supplement.
Interest
The Notes may be interest bearing or non-interest bearing. Interest, if any, may accrue at a fixed or floating rate and may vary during the lifetime of the relevant Notes.
Denominations
The Notes will be issued and transferable in minimum denominations of €100,000 (or its equivalent in another currency as of the date of issue of the Notes) and integral multiples of

€1,000 in excess thereof, unless otherwise specified in the relevant pricing supplement.
Additional Amounts
All payments in respect of the Notes will be made without deduction for or on account of any withholding taxes imposed by the United States, its political subdivisions, or any Relevant Taxing Jurisdiction (as defined herein) subject to certain exceptions. See “Description of Notes — Payment of Additional Amounts”.
Governing Law
The Notes and all related contractual documentation will be governed by the laws of the State of New York.
Listing
New York Stock Exchange
Clearing Systems
Euroclear, Clearstream and/or, in relation to any series of Notes, any other clearing system as may be specified in the relevant pricing supplement.
Selling Restrictions
For a description of certain restrictions on the offer, sale and delivery of the Notes in the European Economic Area and certain other jurisdictions, see “Plan of Distribution.”
Redemption
The relevant pricing supplement will indicate either that the Notes cannot be redeemed prior to their stated maturity (other than for taxation reasons) or that the Notes will be redeemable (in whole or in part) at the option of Ford Credit (upon giving notice to the Trustee), on a date or dates specified prior to such stated maturity and at a price or prices and on such terms as are indicated in the relevant Pricing Supplement. See “Description of Notes — Optional Redemption, Repayment and Repurchase”.

DESCRIPTION OF NOTES
The following summary of certain terms of the Notes is not complete. For additional terms of the Notes, you should also read the Indenture, dated as of March 16, 2015 (the “Indenture”), between Ford Credit and The Bank of New York Mellon, as trustee, under which the Notes will be issued, which Indenture is an exhibit to Ford Credit’s shelf registration statement (File No. 333-276916). The Bank of New York Mellon, London Branch, will act as paying agent. The Indenture may be supplemented from time to time. The following description of the Notes supplements and, to the extent the descriptions are inconsistent, replaces the description of the general terms and provisions of the debt securities that is found under the heading “Description of Debt Securities” in the prospectus that is attached. The following descriptions will apply to each Note unless otherwise specified in the pricing supplement or term sheet.
General
The Notes are being offered on a continuous basis.
The Notes are direct, unsecured obligations of Ford Credit. The total public offering price of the Notes that are being offered using this prospectus supplement is €9,203,865,623 or its equivalent in one or more foreign currencies or composite currencies, which amount will decrease to the extent we sell our Medium-Term Notes, Due Nine Months or More from Date of Issue — Series B, that are described in our prospectus supplement, dated February 7, 2024, as amended and supplemented from time to time.
The Notes rank equally with all of Ford Credit’s unsecured senior debt. The Notes will be offered on a continuing basis and will mature on a day nine months or more from the date of issue, as selected by the purchaser and agreed to by Ford Credit. Interest-bearing Notes will bear interest at either fixed or floating rates as specified in the applicable pricing supplement. Some Notes may not bear interest. Notes may be issued at a premium over, or at significant discounts from, their principal amount payable at the stated maturity date, or on any date before the stated maturity date on which the principal or an installment of principal of a Note becomes due and payable, whether by the declaration of acceleration, call for redemption at the option of Ford Credit, repayment at the option of the holder or otherwise. The stated maturity date or such prior date, as the case may be, is referred to as, a “Maturity.”
The amount of Notes or other debt obligations that Ford Credit may issue under the Indenture is not limited.
The applicable pricing supplement relating to a Note will describe the following terms:
•
the principal amount of the Notes;

•
whether the Notes are denominated in euro or another specified currency;

•
whether the Note will bear interest at a fixed rate or at a floating rate, or will not bear any interest;

•
the price (expressed as a percentage of the aggregate principal amount) at which the Note will be issued;

•
the date on which the Note will be issued;

•
the date on which the Note will mature;

•
if the Note is a fixed rate Note, the rate per annum at which the Note will bear interest and the interest payment dates, if different from those specified in the prospectus;

•
if the Note is a floating rate Note, the terms relating to the determination and payment of the variable interest rate and the interest payment dates, if different from those specified in the prospectus;

•
the record dates for interest payments, if different than the close of business on the fifteenth day preceeding such Interest Payment Date;

•
if the Note may be redeemed at our option, or repaid at the option of the holder, prior to the stated maturity, a description of the provisions relating to the redemption or repayment;

•
any sinking fund or other mandatory redemption provisions applicable to the Note;

•
if the Note will be issued as a certificated Note, a statement to that effect;

•
any other terms of the Note not inconsistent with the provisions of the indenture;

•
the identity of any additional agent through or to whom the Note is being sold; and

•
the amount of discounts or commissions to be paid to an agent if different from those specifically set forth in the distribution agreement which is filed as an exhibit to the registration statement of which this prospectus supplement and the accompanying prospectus are a part.

Interest rates Ford Credit offers with respect to the Notes may differ depending upon, among other things, the aggregate principal amount of Notes purchased in any transaction. Ford Credit may change the interest rates, interest rate formulae and other variable terms of the Notes from time to time, but no change will affect any Note already issued or as to which Ford Credit has accepted an offer to purchase. Ford Credit may offer notes with similar variable terms but different interest rates concurrently at any time. Ford Credit may also concurrently offer notes having different variable terms to different investors. Unless otherwise specified in a pricing supplement, the record date for the Notes will be the close of business on the fifteenth day preceding each Interest Payment Date.
Ford Credit may, without the consent of the holders of a prior issuance of its medium-term Notes, create and issue additional notes having the same ranking and the same interest rate, maturity and other terms as such Notes in all respects (or in all respects except for the issue date and the first payment of interest). Such additional notes will, together with the Notes previously issued, be considered part of the same issuance; provided, however, that if such additional notes are not fungible with the Notes for U.S. federal income tax purposes, the additional notes will have a separate CUSIP or other identifying number. No additional notes may be issued if an Event of Default has occurred with respect to the Notes.
Unless specified otherwise in the applicable pricing supplement, the Notes will be denominated in Euro and all payments on the Notes will be made in Euro. For further information regarding Foreign Currency Notes, see “Risk Factors”.
Unless the pricing supplement or term sheet specifies otherwise, Ford Credit will issue Notes in a minimum denomination of €100,000 (or its equivalent in another currency) and integral multiples of €1,000 in excess thereof. Notes (including Notes denominated in pounds sterling) in respect of which the issue proceeds are to be accepted in the United Kingdom or which issue otherwise constitutes a contravention of Section 19 of the Financial Services and Markets Act 2000 (“FSMA”) and which have a maturity of less than one year shall have a minimum denomination and redemption value of £100,000 (or if the Notes are denominated in a currency other than pounds sterling, as specified in the pricing supplement or term sheet, at least the equivalent thereof in such currency using the spot rate as of the date of issue).
Payments on the Notes will be made without deduction for withholding taxes or levies to the extent described under “— Payment of Additional Amounts” below. Ford Credit may redeem Notes at any time, at their principal amount (or, in the case of Notes with original issue discount, at their accreted value) in the event of certain changes in the tax laws or regulations of the United States or the imposition of certain information reporting requirements. Unless such redemption is provided for in the applicable pricing supplement, such Notes will not otherwise be redeemable prior to maturity. See “— Optional Redemption, Repayment and Repurchase” below.
Each Note will provide that the obligation to pay the principal thereof and interest thereon in the currency in which such Note is denominated is of the essence. The obligation of Ford Credit to make payments in the currency in which a Note is denominated shall, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the currency in which such Note is denominated that the holder of such Note may purchase with the amount paid in such other currency. If the amount in the currency in which such Note is denominated that may be so purchased is for any reason less than the amount originally due, the Issuer shall pay such additional amounts in the currency in which such Note is denominated as may be necessary to compensate for any such shortfall.
Payment Currency
If the currency in which a Note is denominated (the “Applicable Currency”) is not available for the payment of principal or interest with respect to a Note due to the imposition of exchange controls or other circumstances beyond the control of Ford Credit, we will be entitled to satisfy our obligations to holders of such Notes by making such payment (a) in U.S. dollars at the rate mandated by the Board of Governors of the Federal Reserve System as of the close of business on the second Business Day prior to the relevant payment date or, in the event the Board of Governors of the Federal Reserve System has not mandated a rate of conversion, on the basis of the most recent U.S. dollar / Applicable Currency exchange rate published in The Wall Street Journal on or prior to the second Business Day prior to the relevant payment date or, in the event The Wall Street Journal has not published such exchange rate, the rate will be determined in Ford Credit’s sole discretion on the basis of the most recently available market exchange rate for the Applicable Currency, or (b) as otherwise indicated in an applicable pricing supplement. Any payment made under such circumstances in U.S. dollars where the required payment is in a specified currency will not constitute a default under the Indenture. See “Exchange Rates and Exchange Controls May Affect Securities Value or Return.”
Foreign Currency Judgments
The Indenture and the Notes will be governed by, and construed in accordance with, the laws of the State of New York. A holder of Notes may bring an action based upon an obligation payable in a currency other than U.S. dollars in courts in the United States. However, courts in the United States have not customarily rendered judgments for money damages denominated in euro or any other currency other than U.S. dollars. In addition, it is not clear whether in granting such judgment, the rate of conversion would be determined with reference to the date of default, the date judgment is rendered, or any other date. The Judiciary Law of the State of New York provides, however, that an action based upon an obligation payable in a currency other than U.S. dollars will be rendered in the foreign currency of the underlying obligation and converted into U.S. dollars at a rate of exchange prevailing on the date the judgment or decree is entered. In these cases, holders of foreign currency Notes would bear the risk of exchange rate fluctuations between the time the dollar amount of this judgment is calculated and the time U.S. dollars were paid to the holders.
Form, Denomination and Transfer
The Notes will be offered in registered form only. The Notes will be represented by one or more Global Notes in registered form without interest coupons attached, which will be deposited with a common depositary (the “Common Depositary”) and registered in the name of the Common Depoistary or its nominee. Additional Notes of a previously issued series may be issued under certain circumstances.
Beneficial interests in the Global Notes will be represented, and transfers of such beneficial interest will be effected, through accounts of financial institutions acting on behalf of beneficial owners as direct or indirect participants in Euroclear Bank S.A./N.V., as operator of the Euroclear System or its successor (“Euroclear”), and Clearstream Banking, S.A., or its successor (“Clearstream”). Investors may hold beneficial interests in securities directly through Clearstream or Euroclear, if they are participants in such systems, or indirectly through organizations that are participants in such systems. The address of Clearstream is 42 Avenue JF Kennedy, L-1855 Luxembourg, Luxembourg, and the address of Euroclear is 1 Boulevard Roi Albert II, B-1210 Brussels, Belgium. Ford Credit, the trustee, and the Paying Agent for the Notes have no responsibility for any aspect of the records kept by Clearstream or Euroclear or any of their direct or indirect participants. Ford Credit and the trustee for the Notes also do not supervise these systems in any way.
Beneficial interests in the Global Notes will be shown on, and transfers of beneficial interests in the Global Notes will be made only through, records maintained by Clearstream or Euroclear and their participants. When you purchase Notes through the Clearstream or Euroclear systems, the purchases must be made by or through a direct or indirect participant in the Clearstream or Euroclear system, as the case may be. The participant will receive credit for the Notes that you purchase on Clearstream’s or Euroclear’s records, and, upon its receipt of such credit, you will become the beneficial owner of those Notes. Your ownership interest will be recorded only on the records of the direct or indirect participant in Clearstream or Euroclear, as the case may be, through which you purchase the Notes and not on Clearstream’s or Euroclear’s records. Neither Clearstream nor Euroclear, as the case may be, will have any knowledge of your beneficial ownership of the Notes. Clearstream’s or Euroclear’s records will show only the identity of the direct participants and the amount of the Notes held by or through those direct participants. You will not receive a written confirmation of your purchase or sale or any periodic account statement directly from Clearstream or Euroclear. You should instead receive those documents from the direct or indirect participant in Clearstream or Euroclear through which you purchase the Notes. As a result, the direct or indirect participants are responsible for keeping accurate account of the holdings of their customers. The paying agent will wire payments on the Notes to the Common Depositary as the holder of the Global Notes. The trustee, the paying agent, and Ford Credit will treat the Common Depositary or any successor nominee to the Common Depositary as the owner of the Global Notes for all purposes. Accordingly, the trustee, the paying agent and Ford Credit will have no direct responsibility or liability to pay amounts due with respect to the Global Notes to you or any other beneficial owners in the Global Notes. Any redemption or other notices with respect to the Notes will be sent by us directly to Clearstream or Euroclear, which will, in turn, inform the direct participants (or the indirect participants), which will then contact you as a beneficial holder, all in accordance with the rules of Clearstream or Euroclear, as the case may be, and the internal procedures of the direct participant (or the indirect participant) through which you hold your beneficial interest in the Notes. Clearstream or Euroclear will credit payments to the cash accounts of Clearstream customers or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by its depositary. Clearstream and Euroclear have established their procedures in order to facilitate transfers of the Notes among participants of Clearstream and Euroclear. However, they are under no obligation to perform or continue to perform those procedures, and they may discontinue or change those procedures at any time. The registered holder of the Notes will be a nominee of the Common Depositary.
Interests in a Global Note will be exchanged by us in whole, but not in part only, at the option of the holder of such Global Note for Definitive Notes in global form (“Definitive Notes”) if either Euroclear, Clearstream or any other relevant clearing system is closed for business for a continuous period of fourteen days (other than by reason of public holidays) or announces an intention to cease business permanently or in fact does so without a successor. For the avoidance of doubt, no holder shall be permitted to remove or repossess a Global Note from Euroclear, Clearstream or any other relevant clearing system, except in exchange for Definitive Notes in the circumstances permitted by this paragraph and such holder will be required to provide any information necessary for the exchange of such interest for Definitive Notes. Any exchange of Notes pursuant to this paragraph shall be at our expense.
Clearstream and Euroclear
Ford Credit has obtained the information in this section concerning Clearstream and Euroclear, and the book-entry system and procedures, from sources that Ford Credit believes to be reliable, but Ford Credit takes no responsibility for the accuracy of this information.
Clearstream has advised us that it is a limited liability company organized under Luxembourg law. Clearstream holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream is registered as a bank in Luxembourg, and as such is subject to regulation by the Luxembourg Commission de Surveillance du Secteur Financier. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations and may include the underwriters. Indirect access to Clearstream is available to other institutions that clear through or maintain a custodial relationship with a Clearstream participant.
Euroclear has advised us that it was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries.
Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”), under contract with Euroclear Clearance Systems, a Belgian cooperative corporation (the “Cooperative”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.
The Euroclear Operator is regulated and examined by the National Bank of Belgium and the Financial Services and Markets Authority. Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding securities through Euroclear participants.
Under Belgian law, the Euroclear Operator is required to pass on the benefits of ownership in any interests in securities on deposit with it, such as dividends, voting rights and other entitlements, to any person credited with such interests in securities on its records.
Payment and Paying Agents
Payments of interest in respect of each Global Note will be made to each of Euroclear and Clearstream with respect to that portion of any such Global Note held for its account. Each of Euroclear and Clearstream will undertake in such circumstances to credit the payments received by it to the accounts of the holders whose Notes are represented by beneficial interests in such Global Note. None of the Issuer, the Trustee or any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.
Payments in respect of Notes and coupons, if any, will be made only at the offices of such paying agents as Ford Credit may from time to time appoint, upon presentation and surrender of the Notes or appropriate coupons, if any, as the case may be. At the direction of the holder of any Definitive Note or coupon, and subject to applicable laws and regulations, payment on such Note or coupon will be made by check drawn on a bank in a city in the country issuing the currency in which a Note is denominated or by wire transfer to an account denominated in such currency maintained by such holder with a bank located outside the United States. With respect to Notes denominated in U.S. dollars, if payment in U.S. dollars at the offices of all paying agents outside the United States becomes illegal or is effectively precluded because of the imposition of exchange controls or similar restrictions on the full payment or receipt of such amounts in U.S. dollars, we will appoint an office or agent in the United States at which such payment may be made.
Ford Credit has initially appointed as the paying agent for payments on the Notes and coupons, if any, the principal office of The Bank of New York Mellon, London Branch, in London. Ford Credit may

vary or terminate the appointment of any paying agent, but as long as any Note remains outstanding, the Ford Credit will maintain a paying agent in London. Ford Credit undertakes to ensure that we maintain a paying agent in a European Union member state that will not be obliged to withhold or deduct amounts for or on account of tax pursuant to European Union Council Directive 2003/48/EC or any law implementing or complying with, or introduced in order to conform to, that Directive.
Initial Settlement
Investors will follow the settlement procedures applicable to conventional eurobonds in registered form. It is intended that Notes will be credited to the securities custody accounts of Clearstream and Euroclear holders on the settlement date on a delivery against payment basis. No trades of the Notes will be settled through, and no payments with respect to the Notes will be made through, The Depository Trust Company in the United States.
Secondary Market Trading
Any secondary market trading of book-entry interests in the Notes will take place through participants in Clearstream and Euroclear in accordance with the normal rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in registered form.
It is important to establish at the time of trading of any Notes where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.
You should be aware that investors will only be able to make and receive deliveries, payments and other communications involving the Notes through Clearstream and Euroclear on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.
In addition, because of time-zone differences, there may be problems with completing transactions involving Clearstream and Euroclear on the same Business Day as in the United States. U.S. investors who wish to transfer their interests in the Notes, or to make or receive a payment or delivery of the Notes, on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Clearstream or Euroclear is used.
Payment of Additional Amounts
All payments in respect of the Notes will be made free and clear of, and without deduction or withholding for or on account of, any present or future taxes, duties, assessments or other governmental charges of whatsoever nature required to be deducted or withheld by the United States or any jurisdiction through which payment on a Note is made or in each case any political subdivision or taxing authority therein or thereof (each a “Relevant Taxing Jurisdiction”), unless such withholding or deduction is required by law.
In the event any withholding or deduction on payments in respect of the Notes for or on account of any present or future tax, assessment or other governmental charge is required to be deducted or withheld by a Relevant Taxing Jurisdiction, we will remit the full amount required to be deducted or withheld to the relevant authority in accordance with applicable law and pay such additional amounts on the Notes as will result in receipt by each beneficial owner of a Note that is not a U.S. Person (as defined below) of such amounts (after all such withholding or deduction, including on any additional amounts) as would have been received by such beneficial owner had no such withholding or deduction been required. We will not be required, however, to make any payment of additional amounts for or on account of:
(a)
any tax, assessment or other governmental charge that would not have been imposed but for (1) the existence of any present or former connection (other than a connection arising solely from the ownership of those Notes, the receipt of payments in respect of those Notes or exercise or enforcement of rights under the Notes) between that holder (or the beneficial owner for whose benefit such holder holds such Note), or between a fiduciary, settlor, beneficiary of, member or shareholder of, or possessor of a power over, that holder or beneficial owner (if that holder or beneficial owner is an estate, trust, partnership or corporation) and the United States, including that holder or beneficial owner, or that fiduciary, settlor, beneficiary, member, shareholder or possessor, being or having been a citizen or resident or treated as a resident of a Relevant Taxing Jurisdiction or being or having been engaged in trade or business or present in the Relevant Taxing Jurisdiction or having had a permanent establishment in the Relevant Taxing Jurisdiction or (2) the presentation of a Note for payment on a date more than 30 days after the later of the date on which that payment becomes due and payable and the date on which payment is duly provided for;
(b)
any estate, inheritance, gift, sales, transfer, capital gains, excise, personal property, wealth or similar tax, assessment or other governmental charge;

(c)
any tax, assessment or other governmental charge imposed on foreign personal holding company income or by reason of the beneficial owner’s past or present status as a passive foreign investment company, a controlled foreign corporation, a foreign tax exempt organization or a personal holding company with respect to the United States or as a corporation that accumulates earnings to avoid U.S. federal income tax;

(d)
any tax, assessment or other governmental charge which is payable otherwise than by withholding or deducting from payment of principal of or premium, if any, or interest on such Notes;

(e)
any tax, assessment or other governmental charge which would not have been imposed but for the failure of a beneficial owner or any holder of Notes to comply with our request or a request of our agent to satisfy certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the Relevant Taxing Jurisdiction of the beneficial owner or any holder of the Notes that such beneficial owner or holder is legally able to deliver (including, but not limited to, the requirement to provide Internal Revenue Service Forms W-8BEN, W-8BEN-E, W-8ECI, W-9 or any subsequent versions thereof or successor thereto, and including, without limitation, any documentation requirement under an applicable income tax treaty);

(f)
any tax, assessment or other governmental charge imposed on interest received by (1) a 10% shareholder (as defined in Section 871(h)(3)(B) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), and the regulations that may be promulgated thereunder) of the Company or (2) a controlled foreign corporation that is related to Ford Credit within the meaning of Section 864(d)(4) of the Code, or (3) a bank receiving interest described in Section 881(c)(3)(A) of the Code, to the extent such tax, assessment or other governmental charge would not have been imposed but for the beneficial owner’s status as described in clauses (1) through (3) of this paragraph (f);

(g)
any tax, assessment or other governmental charge required to be withheld or deducted under Sections 1471 through 1474 of the Code (or any amended or successor version of such Sections) (“FATCA”), any regulations or other guidance thereunder, or any agreement (including any intergovernmental agreement) entered into in connection therewith; or any law, regulation or other official guidance enacted in any jurisdiction implementing FATCA or an intergovernmental agreement in respect of FATCA;

(h)
any tax required to be withheld or deducted under Section 3406 of the Code with respect to backup withholding;

(i)
any combination of the foregoing paragraphs (a), (b), (c), (d), (e), (f), (g), and (h).

As used in this section “— Payment of Additional Amounts”, “U.S. Person” means any individual who is a citizen or resident of the United States for U.S. federal income tax purposes, a corporation, partnership or other entity created or organized in or under the laws of the United States, any state of the United States or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable U.S. Treasury regulations), or any estate or trust the income of which is subject to United States federal income taxation regardless of its source.
Optional Redemption, Repayment and Repurchase
Ford Credit will indicate in the pricing supplement or term sheet for a Note whether it will have the option to redeem the Note before the stated maturity and the price or prices at which, and date or dates on which, redemption may occur. If Ford Credit is permitted to redeem a Note by its terms, Ford Credit may exercise the option by notifying the Trustee at least 45 days prior to the redemption date. If Ford Credit partially redeems a Note, it will issue a new Note or Notes for the unredeemed portion.
If (a) as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of a Relevant Taxing Jurisdiction (as defined under the heading “— Payment of Additional Amounts”) , or any change in, or amendment to, an official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment is announced or becomes effective on or after the date of this Prospectus, Ford Credit becomes or will become obligated to pay additional amounts (as described herein under the heading “— Payment of Additional Amounts”) or (b) any act is taken by a taxing authority of a Relevant Taxing Jurisdiction on or after the date of this Prospectus, whether or not such act is taken with respect to Ford Credit or any affiliate of Ford Credit, that results in a substantial probability that Ford Credit will or may be required to pay such additional amounts on one or more series of Notes, then Ford Credit may, at its option, redeem such Notes, as a whole but not in part, upon not less than 60 days’ nor more than 90 days’ published notice in accordance with “— Notices” below at 100% of their principal amount, together with interest accrued thereon to the date fixed for redemption (or, in the case of Notes with original issue discount, at their accreted value); provided that the Issuer determines, in its business judgment (determined in good faith), that the obligation to pay such additional amounts cannot be avoided by the use of reasonable measures available to Ford Credit (including, for the avoidance of doubt, the appointment of a new Paying Agent where this would be reasonable and would not cause Ford Credit to incur material additional out-of-pocket costs, but not including assignment of the obligation to make payment with respect to the Notes).
No redemption above may be made unless Ford Credit shall have received an opinion of independent counsel to the effect that an act taken by a taxing authority of the United States results in a substantial probability that it will or may be required to pay the additional amounts described herein under the heading “— Payment of Additional Amounts” and Ford Credit shall have delivered to the Trustee a certificate, signed by a duly authorized officer, stating that based on such opinion Ford Credit is entitled to redeem the relevant Notes pursuant to their terms.
If a Note is an Original Issue Discount Note (other than an Indexed Note), the amount payable in the event of redemption prior to its stated maturity will be the amortized face amount on the redemption date. The amortized face amount of an Original Issue Discount Note will be equal to (i) the issue price specified in the applicable pricing supplement or term sheet plus (ii) that portion of the difference between the issue price and the principal amount of the Note that has accrued at the yield to maturity described in the pricing supplement or term sheet (computed in accordance with generally accepted U.S. bond yield computation principles) by the redemption or repayment date. However, in no case will the amortized face amount of an Original Issue Discount Note exceed its principal amount.
Ford Credit may at any time purchase Notes at any price in the open market or otherwise. Ford Credit may hold, resell or surrender for cancellation any Notes that we purchase.

UNITED STATES TAXATION
The following summary accurately describes, subject to the limitations stated below, the material U.S. federal income tax consequences of the ownership and disposition of a Note, and is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations (including proposed Regulations and temporary Regulations) promulgated thereunder, rulings, official pronouncements and judicial decisions, all as of the date of this prospectus supplement and, all of which are subject to change, possibly with retroactive effect, and to different interpretations. This summary provides general information only and does not address all of the U.S. federal income tax consequences that may be applicable to you as a holder of a Note. In particular, it does not address all of the tax consequences that may be relevant to certain types of holders subject to special treatment under the U.S. federal income tax law, such as
•
individual retirement and other tax-deferred accounts,

•
dealers in securities or currencies,

•
traders in securities that elect to use a mark-to-market method of tax accounting for their securities holdings,

•
financial institutions,

•
partnerships and pass-through entities (or entities and arrangements treated as such for U.S. federal income tax purposes),

•
regulated investment companies and real estate investment trusts,

•
life insurance companies,

•
tax-exempt organizations,

•
persons holding Notes as a hedge or hedged against currency risk, as a position in a straddle for tax purposes, as part of a “synthetic security” or other integrated investment comprised of a Note and one or more other investments,

•
controlled foreign corporations or passive foreign investment companies,

•
persons required to accelerate the recognition of any item of gross income with respect to the Notes as a result of such income being recognized on an “applicable financial statement” (within the meaning of Section 451 of the Code),

•
U.S. expatriates, or

•
United States persons (as defined below) whose functional currency is other than the U.S. dollar.

This summary also does not discuss the alternative minimum tax, the Medicare tax on net investment income, estate and gift tax laws, or the tax consequences to subsequent purchasers of Notes or to investors who do not hold Notes as capital assets (generally assets held for investment purposes).
The U.S. federal income tax consequences of holding or disposing of a particular Note will depend, in part, on the particular terms of such Note as set forth in the applicable pricing supplement. The precise U.S. federal income tax consequences of holding or disposing of certain non-interest bearing Notes, Floating Rate Notes, Fixed/Floating Rate Notes, Foreign Currency Notes (other than Single Foreign Currency Notes, as defined below), Indexed Notes, Extendible Notes, and Renewable Notes will be set out in the applicable pricing supplement and may be different from the general summary below.
If a partnership (or other entity or arrangement classified as a partnership for U.S. federal income tax purposes) acquires notes, the U.S. federal income tax treatment of a partner generally will depend on the status of the partner and the activities of the partnership. Partners and partnerships should consult their tax advisors concerning the U.S. federal income tax consequences of the ownership and disposition of the notes by the partnership.
You are urged to consult your tax advisor concerning the application of the U.S. federal income tax law to your particular situation as well as any tax consequences arising under the law of any state, local or foreign tax jurisdiction.

For the purposes of this discussion, a “Single Foreign Currency Note” shall mean a Note on which all payments which you are entitled to receive are denominated in or determined by reference to the value of a single, non-hyper inflationary Foreign Currency. “Foreign Currency” shall mean a currency or currency unit, other than the U.S. dollar.
United States Persons
The following discussion describes the material U.S. federal income tax consequences to a holder of a Note who is a beneficial owner of such Note and who is a “United States person”. You are a “United States person” for U.S. federal income tax purposes if you are
•
an individual who is a citizen or resident of the United States,

•
an entity that is a corporation or an entity treated as a corporation for U.S. federal income tax purposes created or organized in or under the laws of the United States, any state thereof or the District of Columbia,

•
an estate subject to U.S. federal income taxation without regard to the source of its income, or

•
a trust for which a valid election to be treated as a United States person is in effect or if both (A) a court within the United States is able to exercise primary supervision over the administration of the trust, and (B) one or more United States persons have the authority to control all substantial decisions of the trust.

Payments of Interest on Notes that are not Original Issue Discount Notes
Except as discussed below under “Original Issue Discount Notes” and “Short-Term Notes” or as set forth in the applicable pricing supplement, interest on a Note will be taxable to you as ordinary interest income at the time it is accrued or received in accordance with your method of accounting for U.S. federal income tax purposes. If you use the cash method of accounting, the amount you will be required to include in income in the case of a Note that is denominated in or determined with reference to a Foreign Currency, will be the U.S. dollar value of the amount paid (determined on the basis of the “spot rate” on the date such payment is received) regardless of whether the payment is in fact converted into U.S. dollars. No foreign exchange gain or loss will be recognized with respect to the receipt of such interest (although foreign exchange gain or loss may result from a subsequent disposal of said Foreign Currency).
Except where you have made a Spot Rate Convention Election (as defined below), if you use the accrual method of accounting or are otherwise required to accrue interest income prior to receipt, the amount you will be required to include in income for a taxable year in the case of a Note that is denominated in or determined with reference to a Foreign Currency will be the U.S. dollar value of the interest that has accrued during such year, determined by translating such interest at the average rate of exchange for the period or periods during which such interest has accrued. The average rate of exchange for an interest accrual period (or partial period) is the simple average of the spot exchange rates for each business day of such period (or such other average that is reasonably derived and consistently applied by you). Upon receipt of an interest payment in a Foreign Currency, (including a payment attributable to accrued but unpaid interest upon the sale or exchange of a Note), you may recognize foreign exchange gain or loss, treated as ordinary gain or loss, in an amount equal to the difference between
(i)
the U.S. dollar value of the Foreign Currency received (determined on the basis of the “spot rate” on the date such payment is received), and

(ii)
the U.S. dollar value of the interest income that you have previously included in income with respect to such payment, as calculated using the average rate discussed above.

Any such gain or loss generally will not be treated as interest income or expense, except to the extent provided by administrative pronouncements of the Internal Revenue Service.
You may elect to translate accrued interest into U.S. dollars at the “spot rate” on the last day of an accrual period for the interest, or, in the case of an accrual period that spans two taxable years, at the

“spot rate” on the last day of the part of the period within the relevant taxable year (a “Spot Rate Convention Election”). Additionally, if a payment of interest is received within five business days of the last day of the accrual period, you may instead elect to translate such accrued interest into U.S. dollars at the “spot rate” on the day of receipt. Any such election will apply to all debt instruments held by you at the beginning of the first taxable year to which the election applies or thereafter acquired by you and cannot be revoked without the consent of the Internal Revenue Service.
For purposes of this discussion, the “spot rate” generally means a rate that reflects a fair market rate of exchange available to the public for currency under a “spot contract” in a free market and involving representative amounts. A “spot contract” is a contract to buy or sell a currency on or before two business days following the date of the execution of the contract. If such a spot rate cannot be demonstrated, the Internal Revenue Service has the authority to determine the spot rate.
Sale, Exchange or Retirement of Notes
Your tax basis in a Note generally will be the U.S. dollar cost of the Note to you, increased by any original issue discount, market discount or acquisition discount (each as defined below) previously included in your gross income (as described below), and reduced by any amortized premium (as described below) and any principal payments and payments of stated interest that are not payments of qualified stated interest (as defined below).
Upon the sale, exchange or retirement of a Note, you generally will recognize gain or loss equal to the difference between the amount realized on the sale, exchange or retirement, except to the extent such amount is attributable to accrued interest (which will be treated as interest as described above), and your tax basis in the Note. Except with respect to
(i)
gains or losses attributable to changes in exchange rates (as described in the final paragraph of this section ),

(ii)
gain attributable to market discount (as described below), and

(iii)
gain on the disposition of a Short Term Note (a described below),

gain or loss so recognized will be capital gain or loss and will be long-term capital gain or loss, if, at the time of the sale, exchange or retirement, the Note was held for more than one year. Under current law, long-term capital gains of individuals are, under certain circumstances, taxed at lower rates than items of ordinary income. The deductibility of capital losses is subject to limitations.
In the case of a Note purchased with Foreign Currency, your initial tax basis in the Note is the U.S. dollar value of the Foreign Currency denominated purchase price determined on the settlement date, if you are a cash basis taxpayer, or the trade date if you are an accrual basis taxpayer. If you are an accrual basis taxpayer and the Note is treated as traded on an “established securities market”, you may elect to determine the U.S. dollar value of the cost of such Note by translating the amount paid at the spot rate of exchange on the settlement date of the purchase.
With respect to the sale, exchange or retirement of a Note denominated in Foreign Currency, the amount realized generally will be the U.S. dollar value of the payment received determined on (i) the date of receipt of payment if you are a cash basis taxpayer and (ii) the date of disposition if you are an accrual basis taxpayer. If you are an accrual basis taxpayer and the Note is treated as traded on an “established securities market”, you may elect to determine the U.S. dollar value of the amount realized by translating the amount received at the spot rate of exchange on the settlement date of the sale, exchange or retirement. The election by an accrual basis taxpayer discussed above to use the settlement date for purposes of determining basis and the amount realized must be applied consistently from year to year and cannot be revoked without the consent of the IRS.
Gain or loss recognized by you on the sale, exchange or retirement of a Single Foreign Currency Note that is attributable to changes in exchange rates will be treated as ordinary income or loss and generally will not be treated as interest income or expense except to the extent provided by administrative pronouncements of the Internal Revenue Service. Gain or loss attributable to changes in exchange rates will be recognized on the sale, exchange or retirement of a Single Foreign Currency Note only to the extent of the total gain or loss recognized on such sale, exchange or retirement.
Exchange of Foreign Currency
Your tax basis in Foreign Currency purchased by you generally will be the U.S. dollar value thereof at the spot rate on the date such Foreign Currency is purchased. Your tax basis in Foreign Currency received as interest on, or on the sale, exchange or retirement of, a Single Foreign Currency Note will be the U.S. dollar value thereof at the spot rate at the time such Foreign Currency is received. The amount of gain or loss recognized by you on a sale, exchange or other disposition of Foreign Currency will be equal to the difference between (i) the amount of U.S. dollars, the U.S. dollar value at the spot rate of the Foreign Currency, or the fair market value in U.S. dollars of the property that you receive in the sale, exchange, or other disposition and (ii) your tax basis in the Foreign Currency.
Accordingly, if you purchase a Note with Foreign Currency, you will recognize gain or loss in an amount equal to the difference, if any, between your tax basis in the Foreign Currency and the U.S. dollar value at the spot rate of the Foreign Currency on the date of purchase. Generally, any such gain or loss will be ordinary income or loss and will not be treated as interest income or expense, except to the extent provided by administrative pronouncements of the Internal Revenue Service. Any exchange gain or loss will generally be treated as U.S. source income or loss.
Subsequent Interest Periods and Extension of Maturity
If so specified in the pricing supplement relating to a Note, Ford Credit may have the option (a) to reset the interest rate, in the case of a Floating Rate Note, and/ or (b) to extend the Maturity of such Note. See “Description of Debt Securities — Interest” and “Description of Debt Securities — Extendible Notes” in the attached Prospectus. In the event that such an option has been exercised and you do not elect to have Ford Credit repay such Notes the tax treatment to you will depend on the revised terms established for such Notes by Ford Credit pursuant to the exercise of such option. Depending on the particular circumstances, you may be treated as having surrendered such Notes for new Notes with the revised terms in either a taxable exchange or a recapitalization qualifying for nonrecognition of gain or loss.
Original Issue Discount Notes
The following summary is a general description of U.S. federal income tax consequences to you as a holder of a Note issued with original issue discount (an “Original Issue Discount Note”) and is based on the provisions of the Code and on certain Treasury Regulations promulgated thereunder relating to original issue discount (the “OID Regulations”).
For U.S. federal income tax purposes, original issue discount is the excess of the stated redemption price at maturity of each Original Issue Discount Note over its issue price, if such excess is greater than or equal to a de minimis amount (generally 1∕4 of 1% of the Original Issue Discount Note’s stated redemption price at maturity multiplied by the number of complete years to maturity from the issue date). The issue price of an issue of Original Issue Discount Notes that is issued for cash will be equal to the first price at which a substantial amount of such Notes is sold for money. For this purpose, sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers are ignored. The stated redemption price at maturity of an Original Issue Discount Note is the sum of all payments provided by the Original Issue Discount Note other than payments of “qualified stated interest”. Under the OID Regulations, “qualified stated interest” includes stated interest that is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually at a single fixed rate (with certain exceptions for lower rates paid during some periods) or certain variable rates as described below. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Except as described below with respect to Short-Term Notes, you will be required to include original issue discount in taxable income as it accrues before the receipt of cash attributable to such income, regardless of your method of accounting for U.S. federal income tax purposes. Special rules for Variable Rate Notes are described below under “Variable Rate Notes”. If you hold a Note with de minimis original issue discount, you must include any de minimis original issue discount in income as capital gain on a pro rata basis as principal payments are made on the Note.
The amount of original issue discount includible in taxable income by you, as an initial holder of an Original Issue Discount Note, is the sum of the daily portions of original issue discount with respect to such Note for each day during the taxable year on which you held such Note (“accrued original issue discount”). Generally, the daily portion of the original issue discount is determined by allocating to each day in any “accrual period” a ratable portion of the original issue discount allocable to such accrual period. Under the OID Regulations, the “accrual periods” for an Original Issue Discount Note may be selected by you, may be of any length, and may vary in length over the term of an Original Issue Discount Note, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs either on the first day or final day of an accrual period.
The amount of original issue discount allocable to each accrual period is equal to the excess (if any) of
(a)
the product of an Original Issue Discount Note’s adjusted issue price at the beginning of such accrual period and its yield to maturity (determined on a constant yield basis, compounded at the close of each accrual period and adjusted for the length of such accrual period), over

(b)
the amount of qualified stated interest, if any, payable on such Original Issue Discount Note and allocable to such accrual period.

The “adjusted issue price” of an Original Issue Discount Note at the beginning of any accrual period generally is the issue price of an Original Issue Discount Note increased by the accrued original issue discount allocable for all prior accrual periods and reduced by any prior payment on the Original Issue Discount Note other than a payment of qualified stated interest. Under these rules, as a holder of an Original Issue Discount Note, you generally will have to include in taxable income increasingly greater amounts of original issue discount in successive accrual periods.
Original issue discount on an Original Issue Discount Note that is also a Single Foreign Currency Note will be determined for any accrual period in the applicable Foreign Currency and then translated into U.S. dollars in the same manner as interest income accrued by a holder on the accrual basis, including the application of a Spot Rate Convention Election. See “Payments of Interest on Notes that are not Original Issue Discount Notes”. Likewise, upon receipt of a payment attributable to original issue discount (whether in connection with a payment of interest or the sale, exchange or retirement of an Original Issue Discount Note), you will recognize exchange gain or loss to the extent of the difference between your basis in the accrued original issue discount (determined in the same manner as for accrued interest) and the U.S. dollar value of such payment (determined by translating any Foreign Currency received at the spot rate on the date of payment). Generally, any such exchange gain or loss will be ordinary income or loss and will not be treated as interest income or expense, except to the extent provided in administrative pronouncements of the Internal Revenue Service. For this purpose, all payments on a Note will be viewed first as the payment of qualified stated interest (determined under the original issue discount rules), second as payments of previously accrued original issue discount (to the extent thereof), with payments considered made for the earliest accrual periods first, and thereafter as the payment of principal.
If your tax basis in an Original Issue Discount Note immediately after purchase exceeds the adjusted issue price of the Original Issue Discount Note (the amount of such excess is considered “acquisition premium”) but is not greater than the stated redemption price at maturity of such Original Issue Discount Note, the amount includible in income in each taxable year as original issue discount is reduced (but not below zero) by that portion of the acquisition premium properly allocable to such year.
If you purchase an Original Issue Discount Note for an amount in excess of the stated redemption price at maturity, you do not include any original issue discount in income and generally may be subject to the “bond premium” rules. See “Amortizable Bond Premium”, below. If you have a tax basis in an Original Issue Discount Note that is less than the adjusted issue price of such Original Issue Discount Note, the difference may be subject to the market discount provisions discussed below. See “Market Discount”.

Constant Yield Election
Under the OID Regulations, you may elect to include in gross income all interest that accrues on such Note as original issue discount using the constant yield method. For this purpose, interest includes stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount, de minimis market discount, and unstated interest, as adjusted by any amortizable bond premium. Special rules, exceptions, and limitations apply to elections made with respect to Notes issued with amortizable bond premium or market discount, including that you would be deemed by virtue of making a constant yield election to have made an election to amortize bond premium or accrue market discount. Market discount and amortizable bond premium are discussed below. Once made with respect to a Note, the election cannot be revoked without the consent of the Internal Revenue Service. If considering an election under these rules, you should consult a tax advisor.
Market Discount
If you purchase a Note (other than an Original Issue Discount Note or a Short-Term Note) for an amount that is less than its stated redemption price at maturity, or purchase an Original Issue Discount Note for less than its “revised issue price” (as defined under the Code) as of the purchase date, the amount of the difference will be treated as “market discount” unless such difference is less than a specified de minimis amount. Under the market discount rules of the Code, you will be required to treat any partial principal payment (or, in the case of an Original Issue Discount Note, any payment that does not constitute qualified stated interest) on, or any gain realized on the sale, exchange or retirement of a Note as ordinary income to the extent of the market discount which has not previously been included in income and is treated as having accrued on such Note at the time of such payment or disposition. Further, a disposition of a Note by gift (and in certain other circumstances) could result in the recognition of market discount income, computed as if such Note had been sold at its then fair market value. In addition, if you purchase a Note with market discount, you may be required to defer the deduction of all or a portion of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry such Note until the maturity of the Note or its earlier disposition in a taxable transaction.
Market discount is considered to accrue ratably during the period from the date of acquisition to the maturity date of a Note, unless you elect to accrue market discount under the rules applicable to original issue discount. You may elect to include market discount in income currently as it accrues (as ordinary income), in which case the rules described above regarding the deferral of interest deductions and ordinary income treatment upon a disposition or partial principal payment will not apply. If you do make such an election, it will apply to all market discount debt instruments that you acquire on or after the first day of the first taxable year to which the election applies. This election may be revoked without the consent of the Internal Revenue Service.
With respect to a Single Foreign Currency Note, market discount is determined in the applicable Foreign Currency. If you do not elect current inclusion, accrued market discount is translated into U.S. dollars at the spot rate on the date of disposition. No part of such accrued market discount is treated as exchange gain or loss. If you elect current inclusion, the amount currently includible in income for a taxable year is the U.S. dollar value of the market discount that has accrued during such year, determined by translating such market discount at the average rate of exchange for the period or periods during which it accrued. In such case, you will recognize exchange gain or loss with respect to accrued market discount under the same rules as apply to accrued interest on a Single Foreign Currency Note received by a holder on the accrual basis. See “Payments of Interest on Notes that are not Original Issue Discount Notes”.
Amortizable Bond Premium
Generally, if your tax basis in a Note exceeds the stated redemption price at maturity of such Note, such excess may constitute amortizable bond premium that you may elect to amortize as an offset to interest income on the Note under the constant interest rate method over the period from your acquisition date to the Note’s maturity date. If you make this election, it generally will apply to all debt instruments that you hold or acquire on or after the first day of the first taxable year to which such election applies, and you may not revoke this election without the consent of the Internal Revenue Service. Under certain circumstances, amortizable bond premium may be determined by reference to an early call date. Special rules apply with respect to certain Notes, including Variable Rate Notes, Notes subject to contingencies and Single Foreign Currency Notes. If you elect to amortize premium, you will be required to reduce your tax basis in the Note by the amount of the premium amortized during your holding period. If you do not elect to amortize premium, the amount of premium will be included in your tax basis in the Note. Therefore, if you do not elect to amortize premium and you hold the Note to maturity, you generally will be required to treat the premium as a capital loss when the Note matures.
Variable Rate Notes
A “Variable Rate Note” is a Note that:
(i)
has an issue price that does not exceed the total noncontingent principal payments by more than the lesser of .015 multiplied by the product of (x) the total noncontingent principal payments, and (y) the number of complete years to maturity from the issue date, or 15 percent of the total noncontingent principal payments,

(ii)
does not provide for stated interest other than stated interest compounded or paid at least annually at (1) one or more “qualified floating rates,” (2) a single fixed rate and one or more qualified floating rates, (3) a single “objective rate” or (4) a single fixed rate and a single objective rate that is a “qualified inverse floating rate,” and

(iii)
does not provide for any principal payments that are contingent (other than as described in clause (i) above).

Floating rate notes that are not Variable Rate Notes may be subject to special rules. See the applicable pricing supplement and “Notes Subject to Contingencies Including Optional Redemption.”
A qualified floating rate or objective rate in effect at any time during the term of the instrument must be set at a “current value” of that rate. A “current value” of a rate is the value of the rate on any day that is no earlier than 3 months prior to the first day on which that value is in effect and no later than 1 year following that first day. A variable rate is a “qualified floating rate” if:
(i)
variations in the value of the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the Note is denominated, or

(ii)
it is equal to the product of such a rate and either (a) a fixed multiple that is greater than .65 but not more than 1.35, or (b) a fixed multiple greater than .65 but not more than 1.35, increased or decreased by a fixed rate.

If a Note provides for two or more qualified floating rates that (i) have values within 0.25 percentage points of one another on the issue date or (ii) can reasonably be expected to have approximately the same values throughout the term of the Note, the qualified floating rates together constitute a single qualified floating rate. A variable rate is not a qualified floating rate, however, if the rate is subject to certain restrictions (including caps, floors, governors, or other similar restrictions) unless such restrictions are fixed throughout the term of the Note or are not reasonably expected to significantly affect the yield on the Note.
An “objective rate” is a rate, other than a qualified floating rate, that is determined using a single, fixed formula and that is based on objective financial or economic information. A rate will not qualify as an objective rate if it is based on information that is within the control of the issuer (or a related party) or that is unique to the circumstances of the issuer (or a related party), such as dividends, profits, or the value of the issuer’s stock (although a rate does not fail to be an objective rate merely because it is based on the credit quality of the issuer). A variable rate is not an objective rate, however, if it is reasonably expected that the average value of the rate during the first half of the Note’s term will be either significantly less than or significantly greater than the average value of the rate during the final half of the Note’s term. An objective rate is a “qualified inverse floating rate” if (i) the rate is equal to a fixed rate minus a qualified floating rate, and (ii) the variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate.
If interest on a Note is stated at a fixed rate for an initial period of one year or less followed by either a qualified floating rate or an objective rate for a subsequent period and (i) the fixed rate and the qualified floating rate or objective rate have values on the issue date of the Note that do not differ by more than 0.25 percent, or (ii) the value of the qualified floating rate or objective rate on the issue date is intended to approximate the fixed rate, then the fixed rate and the qualified floating rate or the objective rate constitute a single qualified floating rate or objective rate.
Under these rules, Commercial Paper Rate Notes, SOFR Notes, EURIBOR Notes, Treasury Rate Notes, CD Rate Notes, Federal Funds Rate Notes, Prime Rate Notes, CMT Rate Notes and, depending on the terms of the Notes, Inverse Floating Rate Notes generally will be treated as Variable Rate Notes.
In general, if a Variable Rate Note provides for stated interest at a single qualified floating rate or objective rate and the interest is unconditionally payable in cash or in property (other than debt instruments of Ford Credit) at least annually, all stated interest on the Note is qualified stated interest and the amount of original issue discount, if any, is determined by using, in the case of a qualified floating rate or qualified inverse floating rate, the value as of the issue date of the qualified floating rate or qualified inverse floating rate, or, in the case of any other objective rate, a fixed rate that reflects the yield reasonably expected for the Note. The qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid during the accrual period, as described in the previous sentence.
If a Variable Rate Note does not provide for stated interest at a single qualified floating rate or a single objective rate, or at a single fixed rate (other than at a single fixed rate for an initial period), the amount of interest and original issue discount accruals on the Note are generally determined by:
(i)
determining a fixed rate substitute for each variable rate provided under the Variable Rate Note (generally, the value of each variable rate as of the issue date or, in the case of an objective rate that is not a qualified inverse floating rate, a rate that reflects the reasonably expected yield on the Note),

(ii)
constructing the equivalent fixed rate debt instrument (using the fixed rate substitute described above),

(iii)
determining the amount of qualified stated interest and original issue discount with respect to the equivalent fixed rate debt instrument, and

(iv)
making the appropriate adjustments to qualified stated interest or original issue discount to account for actual variable rates during the applicable accrual period.

If a Variable Rate Note provides for stated interest either at one or more qualified floating rates or at a qualified inverse floating rate, and in addition provides for stated interest at a single fixed rate (other than at a single fixed rate for an initial period), the amount of interest and original issue discount accruals are determined as in the immediately preceding paragraph with the modification that the Variable Rate Note is treated, for purposes of the first three steps of the determination, as if it provided for a qualified floating rate (or a qualified inverse floating rate, as the case may be) rather than the fixed rate. The qualified floating rate (or qualified inverse floating rate) replacing the fixed rate must be such that the fair market value of the Variable Rate Note, as of the issue date, would be approximately the same as the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate (or qualified inverse floating rate) rather than the fixed rate.
Short-Term Notes
In general, if you are an individual or other cash method holder of a Note that matures one year or less from the date of its issuance (a “Short-Term Note”), you are not required to accrue original issue discount on such Note unless you have elected to do so. For purposes of determining whether a Note is a Short-Term Note, the Note matures on the last possible date it could be outstanding under its terms. If you report income for U.S. federal income tax purposes under the accrual method, however, or if you are an electing holder, you are required to accrue original issue discount (unless you elect to accrue “acquisition discount” in lieu of original issue discount) and stated interest (if any) on such Note. “Acquisition discount” is the excess of the stated redemption price at maturity of the Short-Term Note over the holder’s tax basis in the Short-Term Note at the time of the acquisition. If you are not required and do not elect to accrue original issue discount on a Short-Term Note, any gain realized on the sale, exchange or of retirement of such Short-Term Note will be ordinary income to the extent of the original issue discount accrued through the date of sale, exchange or retirement, and you will be required to defer, until such Short-Term Note is sold or otherwise disposed of, the deduction of a portion of the interest expense on any indebtedness incurred or continued to purchase or carry such Short-Term Note. Original issue discount or acquisition discount on a Short-Term Note accrues on a straight-line basis unless an election is made to use the constant yield method (based on daily compounding).
For purposes of determining the amount of OID subject to these rules, all interest payments on a Short-Term Note are included in the Short-Term Note’s stated redemption price at maturity. You may elect to determine OID on a Short-Term Note as if the Short-Term Note had been originally issued to you at your purchase price for the Short-Term Note. This election will apply to all obligations with a maturity of one year or less acquired by you on or after the first day of the first taxable year to which the election applies, and may not be revoked without the consent of the IRS.
In the case of a Short-Term Note that is also a Single Foreign Currency Note, the amount of original issue discount or acquisition discount subject to current accrual and the amount of any exchange gain or loss on a sale, exchange or retirement are determined under the same rules that apply to accrued interest on a Single Foreign Currency Note held by a holder on the accrual basis. If you are not required to and do not elect to accrue original issue discount or acquisition discount you will determine exchange gain or loss with respect to accrued original issue (or acquisition) discount on a sale, exchange, retirement or maturity of a Short-Term Note in the same manner that a cash basis holder would account for interest income on a Single Foreign Currency Note. See “Payments of Interest on Notes that are not Original Issue Discount Notes.”
The market discount rules described above will not apply to a Short-Term Note.
Notes Subject to Contingencies Including Optional Redemption
The Notes may be subject to contingencies, including optional redemption, as specified in the applicable pricing supplement or term sheet. Contingencies could implicate the provisions of the Treasury Regulations relating to “contingent payment debt instruments” which, if applicable, could cause the timing, amount and character of your income to be different than as described herein. If Notes are subject to contingencies, other than remote contingencies, you will see a disclosure in the pricing supplement.
In general, the following rules apply if a Note provides for an alternative payment schedule applicable upon the occurrence of a contingency or contingencies and the timing and amounts of the payments that comprise each payment schedule are known as of the issue date, and one of such payment schedules is more likely than not to occur or the Note provides Ford Credit or you with an unconditional option or options exercisable on one or more dates during the term of the Note. If based on all the facts and circumstances as of the issue date a single payment schedule for a debt instrument, including the stated payment schedule, is significantly more likely than not to occur, then in general, the yield and maturity of the Note are computed based on this payment schedule.
Notwithstanding the general rules for determining yield and maturity in the case of Note subject to contingencies, if Ford Credit has or you have an unconditional option or options that, if exercised would require payments to be made on the Notes under an alternative payment schedule or schedules, then (1) in the case of an option or options exercisable by Ford Credit, Ford Credit will be deemed to exercise or not exercise an option or combination of options in the manner that minimizes the yield on the Note and (2) in the case of your option or options, you will be deemed to exercise or not exercise an option or combination of options in the manner that maximizes the yield of the Note. For purposes of these calculations, the yield on the Note is determined by using any date on which the Note may be redeemed or repurchased as the stated maturity date and the amount payable on such date in accordance with the terms of the Note as the principal amount at maturity.
If a contingency (including the exercise of an option) actually occurs or does not occur contrary to an assumption made according to the above rules (a “change in circumstances”), then except to the extent that a portion of the Note is repaid as a result of a change in circumstances and solely for purposes of the accrual of original issue discount, the Note is treated as retired and then reissued on the date of the change in circumstances for an amount equal to the Note’s adjusted issue price on that date.
Non-United States Persons
The following discussion will apply to you if you are a holder who is a beneficial owner of a Note and you are not a United States person or classified as a partnership for U.S. federal income tax purposes.
Subject to the discussions of backup withholding and FATCA below, payments of principal, premium, if any, and interest (including original issue discount) by Ford Credit or its agent (in its capacity as such) to you will generally not be subject to U.S. federal withholding tax provided, in the case of interest (including original issue discount) that:
(i)
you do not actually or constructively own 10% or more of the total combined voting power of all classes of Ford Motor Company’s stock entitled to vote,

(ii)
you are not a controlled foreign corporation for U.S. tax purposes that is related to Ford Credit through stock ownership, and

(iii)
either

(A)
you provide Ford Credit or Ford Credit’s agent with a properly completed IRS Form W-8BEN or W-8BEN-E certifying, under penalties of perjury, that among other things, you are not a United States person and provide your name and address, or

(B)
a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business (a “financial institution”) certifies to Ford Credit or Ford Credit’s agent, under penalties of perjury, that, among other things, the certification described in clause (A) hereof has been received from you or by another financial institution acting for you and provides a copy of such certification to Ford Credit or Ford Credit’s agent.

If you cannot satisfy the requirements of the exception described above, payments of interest (including original issue discount) made to you generally will be subject to a 30% U.S. federal withholding tax (or such lower rate as may be provided by an applicable income tax treaty between the United States and a foreign country) unless you provide Ford Credit or Ford Credit’s paying agent, as the case may be, with a properly executed (A) IRS Form W-8BEN or IRS W-8BEN-E claiming an exemption from withholding under the benefit of a tax treaty or other provision of the Code, or (B) IRS Form W-8ECI stating that interest paid on the Note is not subject to U.S. federal withholding tax because it is effectively connected with the conduct of your trade or business in the United States.
If you are engaged in a trade or business in the United States and premium, if any, or interest (including original issue discount) on the Note is effectively connected with the conduct of such trade or business (and, if required by an applicable tax treaty, is attributable to a permanent establishment in the United States), although exempt from U.S. federal withholding tax as discussed in the preceding paragraph (by reason of the delivery of a properly completed IRS Form W-8ECI), you will generally be subject to U.S. federal income tax on such premium, if any, and interest (including original issue discount) in the same manner as if you are a United States person. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% of your effectively connected earnings and profits for the taxable year, subject to adjustments.

Subject to the discussion of backup withholding below, any capital gain realized upon the sale, exchange or retirement of a Note by you will not be subject to U.S. federal income or withholding taxes unless (i) such gain is effectively connected with your U.S. trade or business, or (ii) if you are an individual, you are present in the United States for 183 days or more in the taxable year of the retirement or disposition and certain other conditions are met.
Backup Withholding and Information Reporting
For a beneficial owner of a Note that is a United States person, the backup withholding and information reporting requirements may apply to certain payments of principal, premium, if any, and interest (including original issue discount) on a Note and to certain payments of proceeds of the sale or retirement of a Note. Ford Credit, its agent, a broker, the Trustee or any paying agent, as the case may be, will be required to withhold tax from any payment that is subject to backup withholding at the applicable rate if you fail to furnish your taxpayer identification number (generally your social security number or employer identification number) on IRS Form W-9, to certify that you are not subject to backup withholding, or to otherwise comply with the applicable requirements of the backup withholding rules. Certain holders (including, among others, corporations) are not subject to the backup withholding and reporting requirements.
For a beneficial owner of a Note that is not a United States person, backup withholding and information reporting generally will not apply to payments made by us or Ford Credit’s agent (in its capacity as such) to you if you have provided the required certification. The certification procedures required to claim the exemption from U.S. federal withholding tax on payments on a Note described above will satisfy the certification requirements necessary to avoid the backup withholding tax as well. However, Ford Credit and other payors may be required to report payments of interest (including original issue discount) and amounts withheld, if any, to the Internal Revenue Service even if the payments are not otherwise subject to information reporting or withholding. Copies of information returns may be provided to the tax authorities in your country of residence pursuant to a treaty or other agreement.
Payments of the proceeds from a sale or retirement of a Note made to or through a foreign office of a broker will generally not be subject to information reporting or backup withholding except that if the broker is a United States person, a controlled foreign corporation for U.S. tax purposes, a foreign person 50% or more of whose gross income is effectively connected with a U.S. trade or business for a specified three-year period, a foreign partnership with specific connections to the United States, or, a U.S. branch of a foreign bank or insurance company, information reporting may apply to such payments. Payments of the proceeds from the sale or retirement of a Note to or through the U.S. office of a broker are subject to information reporting and backup withholding unless the holder or beneficial owner certifies that it is a non-United States person and that it satisfies other conditions or otherwise establishes an exemption from information reporting and backup withholding.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to you may be claimed as a credit against your U.S. federal income tax liability provided that you timely furnish required information to the Internal Revenue Service.
FATCA
Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), a 30% U.S. federal withholding tax may apply to any interest (including any accrued OID) paid on the Notes to (i) a “foreign financial institution” (as specifically defined in the Code) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner which avoids withholding, or (ii) a “non-financial foreign entity” (as specifically defined in the Code) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) adequate information regarding certain substantial U.S. beneficial owners of such entity (if any). If an interest payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under “— Non-United States Persons,” the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax.

You are urged to consult your tax advisor regarding these rules and your ownership and disposition of the Notes.
Treasury Regulations Requiring Disclosure of Reportable Transactions
Pursuant to Treasury Regulations, if you are a United States person that recognizes a loss on the sale or exchange of Notes due to changes in foreign exchange rates, or you otherwise recognize an exchange loss, you may be required to disclose the transaction as a “reportable transaction” on IRS Form 8886 (or successor form) in the event that your loss equals or exceeds $50,000 if you are an individual or trust, or higher amounts for certain other types of holders. Additionally, if you recognize a loss on the sale or exchange of Notes due to other circumstances, you may be required to disclose the transaction as a reportable transaction in the event the loss equals or exceeds $2,000,000 in any single taxable year (or $4,000,000 in any combination of taxable years) if you are an individual, S corporation or trust, or in the event the loss equals or exceeds higher amounts if you are any other type of holder.
Ford Credit has included the U.S. federal income tax discussion above for your general information only and it may not be applicable depending upon your particular situation. You should consult your tax advisor with respect to the tax consequences to you of the ownership and disposition of the Notes, including the tax consequences under state, local, foreign and other tax laws (and any applicable tax treaties) and the possible effects of changes in U.S. federal or other tax laws.

PLAN OF DISTRIBUTION
Ford Credit is offering the Notes on a continuous basis through the agents listed at the bottom of the front cover of this prospectus supplement. The agents have agreed to use their reasonable best efforts to solicit orders to purchase Notes at 100% of the principal amount thereof, unless otherwise specified in the applicable pricing supplement. Unless otherwise specified in the applicable pricing supplement, Ford Credit will pay an agent a commission ranging from 0.05% to 0.875% of the principal amount of a note sold through such agent, depending upon its stated maturity or, with respect to a note for which the stated maturity is in excess of five years, a commission agreed to at the time of sale.
Ford Credit may also arrange for Notes to be sold through any agent acting as principal or Ford Credit may sell Notes directly to investors. Ford Credit also may sell Notes to any agent as principal for the agent’s account at a price agreed upon at the time of sale. Unless otherwise specified in the pricing supplement, any note sold to an agent as principal will be purchased at a price equal to 100% of the principal amount minus a discount equal to the commission that would be paid on an agency sale of a note of identical maturity. Any agent may sell any Notes purchased by it as principal to investors at a fixed public offering price or at prevailing market prices, or at a related price, as determined by the agent. If Ford Credit sells Notes directly to investors, no commission or discount will be paid to the agents.
Ford Credit may also enter into separate arrangements with firms other than the agents which allow such firms to purchase all or a portion of the Notes for resale to the public. The name of any firm, the underwriting discount and the initial public offering price for such Notes will be set forth on the cover page of the pricing supplement delivered in connection with the offering and sale of the applicable Notes.
One or more of the agents may not be U.S.-registered broker-dealers. All sales of securities in the U.S. will be made by or through U.S.-registered broker-dealers.
ICBC Standard Bank Plc may not underwrite, subscribe, agree to purchase or procure purchasers to purchase notes that are offered or sold in the United States. Notwithstanding anything to the contrary in the distribution agreement, ICBC Standard Bank Plc shall not be obligated to, and shall not, underwrite, subscribe, agree to purchase or procure purchasers to purchase notes that may be offered or sold by other underwriters in the United States. ICBC Standard Bank Plc shall offer and sell notes constituting part of its allotment solely outside the United States.
Ford Credit reserves the right to withdraw, cancel or modify the offer made hereby without notice and may reject orders or proposed purchases in whole or in part. The agents also have the right, using their reasonable discretion, to reject any proposed purchase of the Notes in whole or in part.
Agents may sell Notes purchased from Ford Credit as principal to other dealers for resale to investors and other purchasers and may provide all or any portion of the discount received in connection with their purchase from Ford Credit to these dealers. An agent may allow, and dealers may re-allow, a discount to certain other dealers. After the initial offering of the Notes, the offering price (in the case of Notes to be resold on a fixed offering price basis), the concession and the discount may be changed. Such dealers may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, or the Securities Act.
The Notes will not have an established trading market when issued. We intend to list the Notes on the New York Stock Exchange. The agents may make a market in the Notes, but are not obligated to do so and may discontinue any market-making at any time without notice. The agents may purchase and sell Notes in the secondary market from time to time, but the agents are not obligated to do so, and there can be no assurance that a secondary market for the Notes will develop or that if a secondary market develops it will be maintained or be liquid.
The agents, whether acting as agents or principals, may be deemed to be “underwriters” within the meaning of the Securities Act. Ford Credit has agreed to indemnify the agents against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that they may be required to make in connection with this indemnification.

Unless otherwise specified in the applicable pricing supplement, Notes will be credited to the securities custody account of Clearstream and Euroclear holders on the settlement date on a delivery against payment basis.
In connection with an offering of Notes purchased by one or more agents as principal on a fixed price basis, the applicable agent(s) will be permitted to engage in certain transactions that stabilize the price of Notes. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of Notes. If the agent or agents creates or create, as the case may be, a short position in Notes (i.e., if it sells or they sell Notes in an aggregate principal amount exceeding that set forth in the applicable pricing supplement), they may reduce that short position by purchasing Notes in the open market. In general, purchases of Notes for the purpose of stabilization or to reduce a short position could cause the price of Notes to be higher than it might be in the absence of these types of purchases.
Neither Ford Credit nor any of the agents makes any representation or prediction as to the direction or magnitude of any effect that the transactions described in the immediately preceding paragraph may have on the price of the Notes. In addition, neither Ford Credit nor any of the agents makes any representation that the agents will engage in any such transactions or that such transactions, once commenced, will not be discontinued without notice. These transactions may be effected in the over-the-counter market or otherwise.
In addition to the offerings of Notes described herein, debt securities having terms substantially similar to the terms of the Notes offered hereby (but constituting a separate series of debt securities for purposes of the Indenture) may be offered in the United States by Ford Credit on a continuing basis, concurrently with the offering of the Notes hereby. Ford Credit may also sell Notes, other debt securities or other securities pursuant to another prospectus supplement to the accompanying prospectus.
The agents and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the agents and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for Ford Credit, for which they received or will receive customary fees and expenses.
In the ordinary course of their various business activities, the agents and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of Ford Credit. If any of the agents or their affiliates have a lending relationship with Ford Credit, certain of those agents or their affiliates routinely hedge, and certain other of those agents may hedge, their credit exposure to Ford Credit consistent with their customary risk management policies. Typically, these agents and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in Ford Credit’s securities, including potentially the Notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes offered hereby. The agents and their respective affiliates may also make investment recommendations and/or publish or express independent research acquire, long and/or short positions in such securities and instruments.
Ford Credit may enter into hedging transactions in connection with any particular issue of Notes, including forwards, futures, options, interest rate or exchange rate swaps and repurchase or reverse repurchase transactions with, or arranged by, an agent participating in the distribution of that issue of Notes, or an affiliate of that agent. Agents and their affiliates may receive compensation, trading gain or other benefits in connection with the hedging transactions described above.
If an agent for a particular offering of Notes or its affiliates receives more than 5% of the proceeds of such offering, not including underwriting compensation, then such offering will be conducted in compliance with the Financial Industry Regulatory Authority, Inc., or FINRA, Rule 5121, as administered by FINRA. Under FINRA Rule 5121, such agent will not be permitted to sell any Notes to an account over which it exercises discretionary authority without the prior written approval of the customer to which the account relates.
In connection with the offering, the Agents are not acting for anyone other than the Issuer. Neither the Agents nor any of their FCA-regulated affiliates will be responsible to anyone other than the Issuer for providing the protections afforded to their clients nor for providing advice in relation to the offering.
Notice to Investors
No action has been or will be taken by Ford Credit or any agent that would permit a public offering of any of the Notes, or possession or distribution of this prospectus supplement and the accompanying prospectus, any pricing supplement or any other offering material in relation to the Notes in any jurisdiction outside the United States where action would be required for that purpose. Accordingly, the Notes may not be offered or sold, directly or indirectly, and this prospectus supplement and the accompanying prospectus, any pricing supplement and any other offering material relating to the Notes may not be distributed, in any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any additional obligation on Ford Credit or the agents.
Unless otherwise specified in the applicable pricing supplement, the following restrictions will apply to such pricing supplement (as they apply to this prospectus supplement and the accompanying prospectus) and to the specific Notes offered by such pricing supplement.
European Economic Area
This prospectus supplement has been prepared on the basis that any offer of Notes in any member state of the European Economic Area (“EEA”) will be made pursuant to an exemption under Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”) from the requirement to publish a prospectus for offers of Notes. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation.
The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA For these purposes:
(a)   the expression “retail investor” means a person who is one (or more) of the following: (i) a “retail client” as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, the “EU MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “EU Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of the EU MiFID II; or (iii) not a “qualified investor” as defined in Article 2(e) of the EU Prospectus Regulation; and
(b)   the expression “offer” includes the communication in any form and by any means, presenting sufficient information on the terms of the offer and the securities to be offered, so as to enable an investor to decide to purchase or subscribe for those securities.
Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “EU PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the EU PRIIPs Regulation.
Each person in a member state of the EEA who receives any communication in respect of, or who acquires any Notes under, the offer contemplated in this prospectus supplement or to whom the Notes are otherwise made available, will be deemed to have represented, warranted and agreed to and with each Underwriter and Ford Credit that it and any person on whose behalf it acquires Notes is not a “retail investor” (as defined above).
In the EEA, this prospectus supplement is only directed at non-retail investors (being persons who are not “retail investors” as defined above) and any investment or investment activity to which this document relates is available only to, and will be engaged in only with, non-retail investors. Any person in the EEA who is a retail investor should not act or rely on this document, the prospectus or either of their contents.
United Kingdom
This prospectus supplement has been prepared on the basis that any offer of Notes in the United Kingdom (the “UK”) will be made pursuant to an exemption under the EU Prospectus Regulation as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, and together with any statutory instruments made in exercise of the powers conferred by such Act, the “EUWA”) (the “UK Prospectus Regulation”) and the Financial Services and Markets Act 2000 (as amended, the “FSMA”) from the requirement to publish a prospectus for offers of Notes. This prospectus supplement is not a prospectus for the purposes of the UK Prospectus Regulation or the FSMA.
The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the UK. For these purposes:
(a)   the expression “retail investor” means a person who is one (or more) of the following: (i) a “retail client” as defined in point (8) of Article 2 of Regulation (EU) 2017/565 as it forms part of retained EU law by virtue of the EUWA; (ii) a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement the EU Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (8) of Article 2(1) of Regulation (EU) 600/2014 as it forms part of retained EU law by virtue of the EUWA; (iii) not a “qualified investor” as defined in Article 2(e) of the UK Prospectus Regulation; or (iv) not a person whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses; and
(b)   the expression “offer” includes the communication in any form and by any means, presenting sufficient information on the terms of the offer and the securities to be offered, so as to enable an investor to decide to purchase or subscribe those securities.
Consequently, no key information document required by the EU PRIIPs Regulation as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.
Each person in the UK who receives any communication in respect of, or who acquires any Notes under, the offer contemplated in this prospectus supplement or to whom the Notes are otherwise made available, will be deemed to have represented, warranted and agreed to and with each Underwriter and Ford Credit that it and any person on whose behalf it acquires Notes is not a “retail investor” (as defined above).
In the UK, this prospectus supplement is only directed at non-retail investors (being persons who are not "retail investors" as defined above) who are also: (i) persons having professional experience in matters relating to investments who fall within the definition of “investment professionals” in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”); (ii) high net worth bodies corporate, unincorporated associations, partnerships and trustees of high value trusts as described in Article 49(2)(a) to (c) of the Financial Promotion Order; or (iii) persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”).
In the UK, any investment or investment activity to which this prospectus supplement relates is available only to, and will be engaged in only with, relevant persons. Any person in the UK who is not a relevant person should not act or rely on this prospectus supplement, the prospectus or either of their contents.

Australia
Each agent has acknowledged that:
(a)
no prospectus or other “disclosure document” (each as defined in the Corporations Act (2001)(Cth) (the “Corporations Act”)) in relation to the Notes has been or will be lodged with Australian Securities & Investments Commission (the “ASIC”), the Australian Securities Exchange operated by ASX Limited or any other government agency or authority; and

(b)
no action has been taken, or will be taken, by it in any jurisdiction which would permit a public offering of the Notes, or possession or distribution of the Information Memorandum or any other offering material in relation to Notes, in any jurisdiction where action for that in connection with the primary distribution of the Notes.

Each agent has represented and agreed that:
(i)
has not made or invited, and will not make or invite, an offer of the Notes for issue or sale in Australia (including an offer or invitation which is received by a person in Australia); and

(ii)
has not distributed or published, and will not distribute or publish, any prospectus, pricing supplement or other offering material or advertisement relating to any Notes in Australia, unless:

(A)
the offer or invitation falls within the exemption for offers to sophisticated investors set out in section 708(8) of the Corporations Act or the offer or invitation does not otherwise require disclosure to investors under Part 6D.2 or Chapter 7 of the Corporations Act;

(B)
such action does not require any document to be lodged with ASIC or ASX Limited;

(C)
the offer or invitation is not made to a person who is a ‘retail client’ as defined for the purposes of section 761G of the Corporations Act; and

(D)
the offer or invitation and all conduct in connection with it complies with all applicable laws and directives.

China
Each agent has represented, warranted and undertaken that, other than to qualified domestic institutional investors, the Notes are not being offered or sold and may not be offered or sold, directly or indirectly, in China (for such purposes, not including Hong Kong and Macau Special Administrative Regions of China or Taiwan), except as permitted by the securities laws of China.
Hong Kong
Each agent has represented and agreed that the Notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.
Republic of Italy
Each agent has represented and agreed that:

The offering of the Notes has not been cleared by the Commissione Nazionale per la Società e la Borsa (“CONSOB”) (the Italian securities exchange commission), pursuant to Italian securities legislation and will not be subject to formal review by CONSOB. Accordingly, no Notes may be offered, sold or delivered, directly or indirectly, nor may copies of the prospectus supplement or of any other document relating to the Notes be distributed in the Republic of Italy, except:
(i)
to qualified investors (investitori qualificati), as defined in Article 34-ter, first paragraph, letter b), of CONSOB Regulation No. 11971 of May 14, 1999, as amended (“Regulation No. 11971”), pursuant to Article 100 of Legislative Decree No. 58 of February 24, 1998, as amended (the “Italian Financial Act”); and

(ii)
in any other circumstances which are exempted from the rules on public offerings, pursuant to Article 100 of the Italian Financial Act and its implementing CONSOB regulations, including the Regulation No. 11971.

Any offer, sale or delivery of the Notes or distribution of copies of the prospectus supplement or any other document relating to the Notes in the Republic of Italy under (i) or (ii) above must:
(a)
be made by an investment firm, bank or financial intermediary permitted to conduct such activities in the Republic of Italy in accordance with the Italian Financial Services Act, Legislative Decree No. 385 of September 1, 1993, as amended (the “Italian Banking Act”), and CONSOB Regulation No. 20307 of February 15, 2028, as amended (the “Italian Banking Act”); and

(b)
comply with any other applicable laws and regulations or requirement imposed by CONSOB, the Bank of Italy (including the reporting requirements, where applicable, pursuant to Article 129 of the Italian Banking Act and the implementing guidelines of the Bank of Italy, as amended from time to time) and/or any other Italian authority.

In accordance with Article 100-bis of the Italian Financial Act, where no exemption from the rules on public offerings applies, Notes which are initially offered and placed in Italy or abroad to qualified investors only, but in the following year are systematically (sistematicamente) distributed on the secondary market in Italy, become subject to the public offer and the prospectus requirement rules provided under the Italian Financial Act and the Regulation No. 11971. Failure to comply with such rules may result in the sale of such Notes being declared null and void and in the liability of the intermediary transferring the financial instruments for any damages suffered by the investors.
Japan
The Notes have not been and will not be registered under the Financial Notes and Exchange Law of Japan (Law No. 25 of 1948 of Japan, as amended, the FIEL) and each agent has agreed that it will not offer or sell any Notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan or having its main office in Japan, or a branch, agency or other office in Japan of a non-resident, irrespective of whether it is legally authorized to represent its principal), or to others for reoffering or resale, directly or indirectly, in Japan or to a resident of Japan, except for persons who are “qualified institutional investors” as defined in the Cabinet Ordinance Concerning Definitions under Article 2 of the Financial Notes and Exchange Law of Japan (Ordinance No. 14 of 1993 of the Ministry of Finance of Japan, as amended) or otherwise in compliance with the FIEL and other applicable laws, regulations and governmental guidelines in Japan.
Republic of Korea
Each agent has represented and agreed that the Notes have not been and will not be offered, delivered or sold directly or indirectly in Korea or to any resident of Korea except as otherwise permitted under applicable Korean laws and regulations. Each agent has undertaken to ensure that any securities agent to which it sells the Notes confirms that it is purchasing such Notes as principal and agrees with such agent that it will comply with the restrictions described above.

New Zealand
Each agent has represented and agreed that:
Notes may not be offered in contravention of the Financial Markets Conduct Act 2013 of New Zealand (or any statutory modification or re-enactment of, or statutory substitution for, that Act) (“NZ FMCA”).
The Issuer does not intend that Notes be offered for issue or sale in circumstances requiring disclosure under Part 3 of the NZ FMCA.
Accordingly, no disclosure document has been or will be lodged or provided under the NZ FMCA.
Each agent has represented and agreed that:
(a)
it has not offered or sold, and will not offer or sell, directly or indirectly, any Notes; and

(b)
it has not distributed and will not distribute, directly or indirectly, any offering materials or advertisement (as defined in the NZ FMCA, as applicable) in relation to any offer of Notes, in each case in New Zealand, other than:

(i)
to a person who is an investment business within the meaning of clause 37 of Schedule 1 of the NZ FMCA; or

(ii)
to a person who is large within the meaning of clause 39 of Schedule 1 of the NZ FMCA; or

(iii)
to a person who is a government agency within the meaning of clause 40 of Schedule 1 of the NZ FMCA; or

(iv)
in other circumstances where there is no contravention of the NZ FMCA, provided that Notes may not be offered or transferred to any “eligible investors” (as defined in the NZ FMCA) or any person in reliance on such person satisfying the investment activity criteria specified in clause 38 of Schedule 1 to the NZ FMCA.

Singapore
Each agent has represented and agreed that the prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes may not be circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individuals who is an accredited investor, Securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (however described) in that trust shall not be transferred within 6 months after that corporation or that trust has acquired the Notes pursuant to an offer made under Section 275 of the SFA except: (1) to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA; (2) where no consideration is or will be given for the transfer; (3) when the transfer is by operation of law; (4) as specified in Section 276(7) of the SFA; or (5) as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018 of Singapore.
Singapore Securities and Futures Act Product Classification — Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the Securities and Futures Act (Chapter 289 of Singapore) (the “SFA”), Ford Credit has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the Notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Switzerland
Each agent has represented and agreed that: (a) it has not publicly offered, sold or advertised, and will not publicly offer, sell or advertise, the Notes in Switzerland, as such term is defined or interpreted under the Swiss Code of Obligations (“CO”); (b) neither the Prospectus Supplement nor any documents related to the Notes constitute a prospectus within the meaning of art. 652a or art. 1156 CO; and it will not distribute the Notes in or from Switzerland, as such term is defined or interpreted under the Swiss Collective Investments Schemes Act (“CISA”).
Taiwan
Each agent has represented and warranted that the offer of the Notes has not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and the Notes may not be sold, issued or offered within Taiwan through a public offering or in a circumstance which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan requiring registration or approval of the Financial Supervisory Commission of Taiwan. Each agent has represented and warranted that no person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the Notes in Taiwan.
General
Each agent has acknowledged that other than with respect to the listing of certain Notes on the relevant stock exchange or other relevant authority, no action has been or will be taken in any country or jurisdiction by Ford Credit or the agents that would permit a public offering of Notes, or possession or distribution of any offering material in relation thereto, in any country or jurisdiction where action for that purpose is required. By its purchase and acceptance of Notes issued under the sales agency agreement with respect to the Notes each agent represents, warrants and agrees and each further agent will be required to represent and agree, that it will observe all applicable laws and regulations in any jurisdiction in which it offers, sells or delivers Notes; and it will not directly or indirectly offer, sell, resell, reoffer or deliver Notes or distribute the prospectus supplement or any circular, advertisement or other offering material in any country or jurisdiction except under circumstances that will to the best of its knowledge and belief, after having made all reasonable enquiries, result in compliance with all applicable laws and regulations.
LEGAL OPINIONS
The legality of the Notes will be passed on for Ford Credit by David J. Witten, Esq., Assistant Secretary of Ford Credit and Managing Counsel — Corporate of Ford, or other counsel satisfactory to the Agents. The legality of the Notes will be passed on for the Agents by Gibson, Dunn & Crutcher LLP, 200 Park Avenue, New York, New York. Mr. Witten is a full-time employee of Ford and holds shares of common stock of Ford. Gibson, Dunn & Crutcher LLP have in the past provided, and may continue to provide, legal services to Ford and its subsidiaries including Ford Credit.

EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Ford Motor Credit Company LLC
Senior Debt Securities,
Subordinated Debt Securities and Warrants
This prospectus is part of a registration statement that Ford Credit filed with the SEC. Under this registration, Ford Credit may, from time to time, sell the following types of securities described in this prospectus in one or more offerings:
•
our debt securities, in one or more series, which may be senior debt securities or subordinated debt securities, in each case consisting of notes, debentures or other unsecured evidences of indebtedness;

•
warrants to purchase debt securities; or

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any combination of these securities.

This prospectus provides a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement or term sheet that will contain specific information about the terms of that offering. The prospectus supplement or term sheet may also add, update, or change information contained in this prospectus.
Investments in the securities involve certain risks. See “Risk Factors” beginning on page 1 of this prospectus.
You should read both this prospectus and any prospectus supplement or term sheet together with additional information described under the heading “Where You Can Find More Information”.
Our principal executive offices are located at:
Ford Motor Credit Company LLC
One American Road
Dearborn, Michigan 48126
313-322-3000

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is February 7, 2024.

You should rely only on the information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement. No one has been authorized to provide you with different information.
The securities are not being offered in any jurisdiction where the offer is not permitted.
You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of the documents.

i

RISK FACTORS
Your investment in the securities involves certain risks. In consultation with your own financial and legal advisers, you should carefully consider whether an investment in the securities is suitable for you. The securities are not an appropriate investment for you if you do not understand the terms of the securities or financial matters generally. In addition, certain factors that may adversely affect the business of Ford Motor Credit Company LLC, referred to hereafter as Ford Credit, and Ford Motor Company, referred to hereafter as Ford, are discussed in Ford Credit’s periodic reports referred to in “Where You Can Find More Information,” below. For example, Ford Credit’s Annual Report on Form 10-K for the year ended December 31, 2023 contains a discussion of material risks that could be relevant to an investment in the securities. You should not purchase the securities described in this prospectus unless you understand and know you can bear all of the investment risks involved.
WHERE YOU CAN FIND MORE INFORMATION
You can learn more about the financial results and credit ratings of Ford Credit by reading the annual, quarterly, and current reports and other information Ford Credit files with the Securities and Exchange Commission, referred to hereafter as the SEC. Ford Credit’s SEC filings are available to you at the SEC’s web site at http://www.sec.gov.
The SEC allows Ford Credit to incorporate by reference into this prospectus the information it files with the SEC, which means that Ford Credit can disclose important information to you by referring you to those documents, which are considered part of this prospectus. Information that Ford Credit files later with the SEC will automatically update and supersede the previously filed information. Ford Credit incorporates by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until the offering of all the securities has been completed.
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Annual Report of Ford Credit on Form 10-K for the year ended December 31, 2023, which is referred to hereafter as the 2023 10-K Report.

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Current Reports of Ford Credit on Form 8-K filed in 2024 on January 4, 2024, January 5, 2024, and January 9, 2024.

These reports include information about Ford as well as information about Ford Credit.
You may request copies of these filings at no cost, by writing or telephoning Ford Credit’s principal executive offices at the following address:
Ford Motor Credit Company LLC
One American Road
Dearborn, MI 48126
Attn: Corporate Secretary
1-800-426-2888

INFORMATION CONCERNING FORD CREDIT
Ford Credit was incorporated in Delaware in 1959, was converted to a Delaware limited liability company on May 1, 2007, and is an indirect, wholly owned subsidiary of Ford Motor Company (“Ford”). As used herein “Ford Credit” refers to Ford Motor Credit Company LLC and its subsidiaries unless the context otherwise requires. Ford Credit’s principal executive offices are located at One American Road, Dearborn, Michigan 48126, and its telephone number is (313) 322-3000.
Products and Services.   Ford Credit offers a wide variety of automotive financing products to and through automotive dealers throughout the world. The predominant share of its business consists of financing Ford and Lincoln vehicles and supporting the dealers of those brands. Ford Credit earns its revenue primarily from:
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Payments made under retail installment sale and finance lease (retail financing) and operating lease contracts that it originates and purchases;

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Interest rate supplements and other support payments from Ford and affiliated companies; and

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Payments made under dealer financing programs.

As a result of its financing activities, Ford Credit has a large portfolio of finance receivables and operating leases which it classifies into two portfolios — “consumer” and “non-consumer.”
Finance receivables and operating leases in the consumer portfolio include products offered to individuals and businesses that finance the acquisition of Ford and Lincoln vehicles from dealers for personal and commercial use. Retail financing includes retail installment sale contracts for new and used vehicles and finance leases (comprised of sales-type and direct financing leases) for new vehicles to retail and commercial customers, including leasing companies, government entities, daily rental companies, and fleet customers.
Finance receivables in the non-consumer portfolio include products offered to automotive dealers and receivables related to Ford and its affiliates. Ford Credit makes wholesale loans to dealers to finance the purchase of vehicle inventory, also known as floorplan financing, as well as loans to dealers to finance working capital and improvements to dealership facilities, finance the purchase of dealership real estate, and finance other dealer vehicle programs. Ford Credit also purchases receivables from Ford and its affiliates, primarily related to the sale of parts and accessories to dealers and certain used vehicles from daily rental fleet companies. In addition, Ford Credit provides financing to Ford for vehicles that Ford leases to its employees.
Ford Credit also services the finance receivables and operating leases it originates and purchases, make loans to Ford affiliates, and provides insurance services related to its financing programs.
Geographic Scope of Operations and Segment Information.   Ford Credit conducts its financing operations directly and indirectly through its subsidiaries and affiliates. Ford Credit offers substantially similar products and services throughout many different regions, subject to local legal restrictions and market conditions. Ford Credit segments its business based on geographic regions: the United States and Canada, Europe, and All Other. Items excluded in assessing segment performance because they are managed at the corporate level, i.e., market valuation adjustments to derivatives and exchange-rate fluctuations on foreign currency-denominated transactions, are reflected in Unallocated Other.
United States and Canada Segment
Ford Credit’s United States and Canada segment represented 81% of total net receivables at both year-end 2022 and 2023. Ford Credit’s United States operations accounted for 87% and 88% of the United States and Canada segment total net receivables at year-end 2022 and 2023, respectively.
Under the Ford Credit, Lincoln Automotive Financial Services, and Ford Pro FinSimple brand names, Ford Credit provides financing services to and through dealers of Ford and Lincoln vehicles for personal and commercial use. Operations in some markets may also include joint ventures with local financial institutions and other third parties. In addition, other private label operations and alternative business arrangements exist in some markets.

Europe Segment
The Europe segment represented 15% of total net receivables at both year-end 2022 and 2023. Ford Credit’s operations in Europe are managed primarily through a United Kingdom-based subsidiary, FCE Bank plc (“FCE”), along with affiliates in Poland, Belgium, Switzerland, the Czech Republic, and Hungary. FCE operates in the United Kingdom, and has active branches in France, Spain, and Ireland, as well as operating subsidiaries in Germany and Italy that provide a variety of retail and dealer financing. The United Kingdom and Germany are Ford Credit’s largest markets in Europe, representing 61% and 58% of Europe segment net receivables at year-end 2022 and 2023, respectively. Customers and dealers in Italy, France, and Spain were 30% and 35% of Europe segment net receivables at year-end 2022 and 2023, respectively. FCE, through its Worldwide Trade Financing division, provides wholesale finance for vehicles and parts in about 60 countries. Typically, this includes direct markets where there is no National Sales Company but also in other markets where there is not a traditional Ford Credit financing solution. This represented 2% of Europe segment net receivables at both year-end 2022 and 2023. In addition, other private label operations and alternative business arrangements exist in some markets.
All Other Segment
Ford Credit’s All Other segment includes operations in Mexico, China, and a joint venture in South Africa, and Ford Credit is winding down its operations in Brazil, Argentina, and India. This segment represented 4% of total net receivables at both year-end 2022 and 2023. In addition, other private label operations and alternative business arrangements exist in some markets.
USE OF PROCEEDS
Except as otherwise provided in a prospectus supplement, the net proceeds from the sale of the securities will be added to the general funds of Ford Credit and will be available for the purchase of receivables, for loans, and for use in connection with the retirement of debt.
Ford Credit expects to issue additional long-term and short-term debt from time to time. The nature and amount of Ford Credit’s long-term and short-term debt and the proportionate amount of each can be expected to vary from time to time, as a result of business requirements, market conditions, and other factors.
PROSPECTUS
This prospectus is part of a registration statement that we filed with the SEC. Under this registration process, we may sell any combination of the following securities in one or more offerings:
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unsecured debt securities (“debt securities”), which may be either senior (the “senior securities”) or subordinated (the “subordinated securities”); or

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warrants to purchase debt securities (“debt warrants”).

The terms of the securities will be determined at the time of offering.
We will refer to the debt securities and debt warrants, or any combination of those securities, proposed to be sold under this prospectus and the applicable prospectus supplement as the “offered securities.” The offered securities, together with any debt securities, issuable upon exercise of debt warrants or conversion or exchange of other offered securities, as applicable, will be referred to as the “securities.”
Because we are a well-known seasoned issuer, as defined in Rule 405 of the Securities Act of 1933, as amended (the “Act”), we may add to and offer additional securities, including those to be sold by security holders, by filing a prospectus supplement with the SEC at the time of the offer.
PROSPECTUS SUPPLEMENT
This prospectus provides you with a general description of the debt securities and debt warrants we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update, or change information contained in this prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional information described above under the heading “Where You Can Find More Information.”
The prospectus supplement to be provided with this prospectus will describe the terms of the securities offered, any initial public offering price, the price paid to us for the securities, the net proceeds to us, the manner of distribution and any underwriting compensation and the other specific material terms related to the offering of these securities.
For more detail on the terms of the securities, you should read the exhibits filed with or incorporated by reference in our registration statement.
DESCRIPTION OF DEBT SECURITIES
We will issue debt securities in one or more series under an Indenture, dated as of March 16, 2015, between us and The Bank of New York Mellon, as Trustee (the “Trustee”). The Indenture may be supplemented from time to time.
The Indenture is a contract between us and The Bank of New York Mellon acting as Trustee. The Trustee has two main roles. First, the Trustee can enforce your rights against us if an “Event of Default” described below occurs. Second, the Trustee performs certain administrative duties for us.
The Indenture is summarized below. Because this discussion is a summary, it does not contain all of the information that may be important to you. We filed the Indenture as an exhibit to the registration statement, and we suggest that you read those parts of the Indenture that are important to you. You especially need to read the Indenture to get a complete understanding of your rights and our obligations under the covenants described below under “Limitation on Liens” and “Merger and Consolidation.” Throughout the summary we have included parenthetical references to the Indenture so that you can easily locate the provisions being discussed.
The specific terms of each series of debt securities will be described in the particular prospectus supplement relating to that series. The prospectus supplement may or may not modify the general terms found in this prospectus and will be filed with the SEC. For a complete description of the terms of a particular series of debt securities, you should read both this prospectus and the prospectus supplement relating to that particular series.
General
The Indenture does not limit the amount of debt securities that may be issued under it. Therefore, additional debt securities may be issued under the Indenture.
The prospectus supplement that will accompany this prospectus will describe the particular series of debt securities being offered by including:
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the designation or title of the series of debt securities;

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the total principal amount of the series of debt securities;

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the percentage of the principal amount at which the series of debt securities will be offered;

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the date or dates on which principal will be payable;

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the rate or rates (which may be either fixed or variable) and/or the method of determining such rate or rates of interest, if any;

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the date or dates from which any interest will accrue, or the method of determining such date or dates, and the date or dates on which any interest will be payable;

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the terms for redemption, extension, or early repayment, if any;

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the currencies in which the series of debt securities are issued and payable;

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the provision for any sinking fund;

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any additional restrictive covenants;

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any additional Events of Default;

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whether the series of debt securities are issuable in certificated form;

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any special tax implications, including provisions for original issue discount;

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any provisions for convertibility or exchangeability of the debt securities into or for any other securities, including into or for any securities of a third party;

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whether the debt securities are subject to subordination and the terms of such subordination; and

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any other terms.

The debt securities will be unsecured obligations of Ford Credit. Senior debt securities will rank equally with Ford Credit’s other unsecured and unsubordinated indebtedness (parent company only). Subordinated debt securities will be unsecured and subordinated in right of payment to the prior payment in full of all of our unsecured and unsubordinated indebtedness. See “— Subordination” below.
Unless the prospectus supplement states otherwise, principal (and premium, if any) and interest, if any, will be paid by us in immediately available funds.
Unless otherwise specified in the applicable prospectus supplement, the debt securities will be denominated in U.S. dollars and all payments on the debt securities will be made in U.S. dollars.
Payment of the purchase price of the debt securities must be made in immediately available funds.
As used in this prospectus, “Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation, or executive order to close in The City of New York; provided, however, that, with respect to foreign currency Notes, the day is also not a day on which commercial banks are authorized or required by law, regulation, or executive order to close in the Principal Financial Center (as defined below) of the country issuing the specified currency (or, if the specified currency is the euro, the day is also a day on which the Trans-European Automated Real Time Gross Settlement Express Transfer (TARGET 2) System, or any successor system, is open).
For SOFR Notes (as defined below), “U.S. Government Securities Business Day” means any day except for a Saturday, Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. Government securities.
“Principal Financial Center” means (i) the capital city of the country issuing the specified currency or (ii) the following cities in the case of the following currencies:
Currency	Principal Financial Center
U.S. dollars	The City of New York
Australian dollars	Sydney
Canadian dollars	Toronto
New Zealand dollars	Auckland
South African rand	Johannesburg
Swiss francs	Zurich
Unless otherwise specified in the applicable prospectus supplement, the authorized denominations of debt securities denominated in U.S. dollars will be integral multiples of $1,000. The authorized denominations of foreign currency debt securities will be set forth in the applicable prospectus supplement .
The Indenture does not contain any provisions that give you protection in the event we issue a large amount of debt or we are acquired by another entity.

Interest
Interest-bearing debt securities will bear interest from their respective dates of issue at a fixed rate (“Fixed Rate Notes”) or a floating rate (“Floating Rate Notes,” and Fixed Rate Notes and Floating Rate Notes are collectively referred to hereafter as “Notes.”). The applicable prospectus supplement will specify the interest rate applicable to each interest-bearing Note and the frequency with which interest is payable. Unless otherwise specified in the prospectus supplement and/or term sheet relating to interest-bearing Notes, the following applicable terms will apply.
Interest, if any, on the Notes will be payable in arrears on each Interest Payment Date to the persons in whose names the Notes are registered at the close of business on the 15th day preceding each such Interest Payment Date.
The “Interest Payment Dates” for interest-bearing Notes with the stated payment frequencies will be as follows:
Interest Payment Frequency	Interest Payment Dates
Monthly	Twentieth day of each calendar month, beginning in the first calendar month following the month in which the Note was issued.
Quarterly	Twentieth day of every third month, beginning in the third calendar month following the month in which the Note was issued.
Semiannual	Twentieth day of every sixth month, beginning in the sixth calendar month following the month in which the Note was issued.
Annual	Twentieth day of every twelfth month, beginning in the twelfth calendar month following the month in which the Note was issued.
Interest rates on the Notes may differ depending upon, among other factors, the aggregate principal amount of Notes purchased in any single transaction. Notes with different variable terms other than interest rates may also be offered concurrently to different investors. We may change interest rates or formulas and other terms of Notes from time to time, but no change of terms will affect any Note previously issued or as to which we have accepted an offer to purchase.
Each interest payment on a Note will include interest accrued from, and including, the issue date, the Interest Reset Date (as defined herein), or the last Interest Payment Date, as the case may be, to, but excluding, the following Interest Payment Date or the Maturity Date, as the case may be (each such time period an “Interest Period”).
Fixed Rate Notes
Each Fixed Rate Note will bear interest at a fixed interest rate per annum. Interest on Fixed Rate Notes will be computed on the basis of a 360-day year of twelve 30-day months. If the Maturity Date or an Interest Payment Date for any Fixed Rate Note is not a Business Day, then the principal and interest for that Note will be paid on the next Business Day, and no interest will accrue from and after the Maturity Date or on such Interest Payment Date.
Floating Rate Notes
Each Floating Rate Note will have an interest rate basis or formula. Ford Credit may base that formula on:
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the Commercial Paper Rate;

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SOFR;

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EURIBOR;

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the Federal Funds Rate;

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the Prime Rate;

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the Treasury Rate; or

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another interest rate basis or formula.

The prospectus supplement or term sheet also will indicate any Spread which will be added to or subtracted from (or which will be applied as a multiplier) the interest rate formula to determine the interest rate. A Floating Rate Note may have either of the following: a ceiling on the rate at which interest may accrue during any Interest Period (a “Maximum Interest Rate”), and a floor on the rate at which interest may accrue during any Interest Period, which floor may not be less than zero. In addition to any Maximum Interest Rate limitation, the interest rate on the Floating Rate Notes will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law for general application.
Ford Credit will appoint a calculation agent to calculate interest rates on the Floating Rate Notes. Ford Credit may appoint itself or an affiliate as calculation agent. Unless a different party is identified in the prospectus supplement or term sheet, The Bank of New York Mellon will be the calculation agent. In most cases, a Floating Rate Note will have a specified “Interest Reset Date,” “Interest Determination Date” and “Calculation Date” associated with it. An Interest Reset Date is the date on which the interest rate on a Floating Rate Note changes. An Interest Determination Date is the date as of which the new interest rate is determined, based on the applicable interest rate basis or formula. The Calculation Date is the date by which the calculation agent will determine the new interest rate for a particular Interest Reset Date.
Change of Interest Rate.   Ford Credit may reset the interest rate on each Floating Rate Note daily, weekly, monthly, quarterly, semi-annually, annually, or on some other basis specified in the applicable prospectus supplement or term sheet.
The related prospectus supplement or term sheet will describe the initial interest rate and/or interest rate formula for each Note. That rate is effective until the following Interest Reset Date. Thereafter, the interest rate will be the rate determined as of each Interest Determination Date. Each time a new interest rate is determined, it becomes effective on the next Interest Reset Date. If any Interest Reset Date is not a Business Day, then the Interest Reset Date is postponed to the next Business Day, except, in the case of a SOFR Note, if the next Business Day is in the next calendar month, the Interest Reset Date is the immediately preceding Business Day.
Date Interest Rate is Determined.   The Interest Determination Date for Floating Rate Notes will be specified in the applicable prospectus supplement or term sheet.
Index Maturity
The prospectus supplement or term sheet for each Floating Rate Note will typically specify an “Index Maturity” for such Notes, which is the period to maturity of the instrument or obligation on which the floating interest rate formula is based (e.g., “Three Month Term SOFR”).
Calculation Date.   The “Calculation Date,” if applicable, relating to an Interest Determination Date will be the earlier of (1) the tenth calendar day after such Interest Determination Date or, if such day is not a Business Day, the next following Business Day, or (2) the Business Day immediately preceding the relevant Interest Payment Date or the Maturity Date, as the case may be.
Upon the request of the beneficial holder of any Floating Rate Note, Ford Credit will provide, or cause the calculation agent to provide, the interest rate then in effect for such Floating Rate Note and, if available, the interest rate that will become effective on the next Interest Reset Date for such Floating Rate Note.
Payment of Interest.   Payments of interest on Floating Rate Notes will be paid on the Interest Payment Dates and on the day of maturity, redemption, or repurchase.

Each interest payment on a Floating Rate Note will include interest accrued from, and including, the issue date or the last Interest Payment Date, as the case may be, to, but excluding, the following Interest Payment Date or the Maturity Date, as the case may be.
Ford Credit will pay installments of interest on Floating Rate Notes beginning on the first Interest Payment Date after its issue date to holders of record on the corresponding Regular Record Date. The Regular Record Date for a Floating Rate Note will be on the 15th day (whether or not a Business Day) preceding the Interest Payment Date. If an Interest Payment Date for any Floating Rate Note (but not the Maturity Date) is not a Business Day, the Interest Payment Date will be postponed to the next Business Day, except that in the case of SOFR Notes, if the next Business Day is in the next calendar month, the Interest Payment Date will be the immediately preceding Business Day. If the Maturity Date of any Floating Rate Note is not a Business Day, principal, premium, if any, and interest for that Note will be paid on the next Business Day, and no interest will accrue from and after the Maturity Date.
Ford Credit will calculate accrued interest on a Floating Rate Note by multiplying the principal amount of a Note by an accrued interest factor. The accrued interest factor is the sum of the interest factors calculated for each day in the period for which accrued interest is being calculated. The interest factor for each day will be computed by dividing the interest rate in effect on that day by (1) the actual number of days in the year, in the case of Treasury Rate Notes or CMT Rate Notes, or (2) 360, in the case of other Floating Rate Notes. The interest factor for Floating Rate Notes for which the interest rate is calculated with reference to two or more interest rate bases will be calculated in each period in the same manner as if only one of the applicable interest rate bases applied. All percentages resulting from any calculation are rounded to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward. For example, 9.876545% (or .09876545) will be rounded to 9.87655% (or .0987655). Dollar amounts used in the calculation are rounded to the nearest cent (with one-half cent being rounded upward).
Calculation of Interest.   The interest rate basis for different types of Floating Rate Notes will be determined as follows.
Commercial Paper Rate Notes.   The “Commercial Paper Rate” for any Interest Determination Date is the Money Market Yield of the rate for that date for commercial paper having the Index Maturity described in the related prospectus supplement or term sheet, as published in H.15(519) prior to 3:00 p.m. New York City time on the Calculation Date for such Interest Determination Date under the heading “Commercial Paper — Nonfinancial”.
The calculation agent will observe the following procedures if the Commercial Paper Rate cannot be determined as described above:
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If the above rate is not published in H.15(519) by 3:00 p.m., New York City time, on the Calculation Date, the Commercial Paper Rate will be the Money Market Yield of the rate on that Interest Determination Date for commercial paper having the Index Maturity described in the prospectus supplement or term sheet, as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption “Commercial Paper — Nonfinancial.”

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If that rate is not published in H.15(519), H.15 Daily Update or another recognized electronic source used for the purpose of displaying such rate by 3:00 p.m. New York City time on the Calculation Date, then the calculation agent will determine the Commercial Paper Rate to be the Money Market Yield of the average of the offered rates of three leading dealers of US dollar commercial paper in New York City as of 11:00 A.M., New York City time, on that Interest Determination Date for commercial paper having the Index Maturity described in the prospectus supplement or term sheet placed for an industrial issuer whose bond rating is “Aa”, or the equivalent, from a nationally recognized securities rating organization. The calculation agent in consultation with Ford Credit will select the three dealers referred to above.

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If fewer than three dealers selected by the calculation agent are quoting as mentioned above, the Commercial Paper Rate will remain the Commercial Paper Rate then in effect on that Interest Determination Date.

“Money Market Yield” means a yield (expressed as a percentage) calculated in accordance with the following formula:
where “D” refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and “M” refers to the actual number of days in the reset period for which interest is being calculated.
SOFR Notes.   The Secured Overnight Financing Rate (“SOFR”) is published by the New York Federal Reserve and is intended to be a broad measure of the cost of borrowing cash overnight collateralized by U.S. Treasury securities. The following is a brief summary of SOFR and how it is calculated. Additional information about the methods used to calculate SOFR, the source of the data used to calculate SOFR, its publication schedule, and related revision practices is available on the New York Federal Reserve’s Website (which is not incorporated herein by reference).
The New York Federal Reserve reports that SOFR is calculated as a volume-weighted median of transaction-level triparty repo data collected from The Bank of New York Mellon as well as general collateral finance repurchase agreement transaction data and data on bilateral Treasury repurchase transactions cleared through the Fixed Income Clearing Corporation’s delivery-versus-payment service. The New York Federal Reserve notes that it obtains information from DTCC Solutions LLC, an affiliate of The Depository Trust Company (“DTC”). If data for a given market segment were unavailable for any day, then the most recently available data for that segment would be utilized, with the rates on each transaction from that day adjusted to account for any change in the level of market rates in that segment over the intervening period. SOFR would be calculated from this adjusted prior day’s data for segments where current data were unavailable, and unadjusted data for any segments where data were available. To determine the change in the level of market rates over the intervening period for the missing market segment, the New York Federal Reserve would use information collected through a daily survey conducted by its trading desk of primary dealers’ repo borrowing activity. Such daily survey may include information reported by the underwriters or their affiliates. The New York Federal Reserve notes on its publication page for SOFR that use of SOFR is subject to important limitations and disclaimers, including that the New York Federal Reserve may alter the methods of calculation, publication schedule, rate revision practices or availability of SOFR at any time without notice.
Each U.S. Government Securities Business Day, the New York Federal Reserve publishes SOFR on its website at approximately 8:00 A.M., New York City time. If errors are discovered in the transaction data provided by The Bank of New York Mellon or DTCC Solutions LLC, or in the calculation process, subsequent to the initial publication of SOFR but on that same day, SOFR and the accompanying summary statistics may be republished by approximately 2:30 P.M., New York City time. Additionally, if transaction data from The Bank of New York Mellon or DTCC Solutions LLC had previously not been available in time for publication, but became available later in the day, the affected rate or rates may be republished at around this time. Rate revisions will only be effected on the same day as initial publication and will only be republished if the change in the rate exceeds one basis point. Any time a rate is revised, a footnote to the New York Federal Reserve’s publication would indicate the revision. This revision threshold will be reviewed periodically by the New York Federal Reserve and may be changed based on market conditions.
As SOFR is published by the New York Federal Reserve based on data received from other sources, we have no control over its determination, calculation or publication. As a result, there can be no guarantee that SOFR will not be discontinued or fundamentally altered in a manner that is materially adverse to the interests of investors in the SOFR Notes. The interest rate for any Interest Period will not be adjusted for any modifications or amendments to the SOFR Index or SOFR data that the New York Federal Reserve may publish after the interest rate for such Interest Period has been determined. If the manner in which SOFR is calculated is changed, that change may result in a reduction of the amount of interest payable on the SOFR Notes and the trading prices of the SOFR Notes.

The New York Federal Reserve began to publish SOFR in April 2018. The New York Federal Reserve has also begun publishing historical indicative SOFR going back to 2014. Investors should not rely on any historical changes or trends in SOFR as an indicator of future changes in SOFR. Also, since SOFR is a relatively new market index, the SOFR Notes will likely have no established trading market when issued, and an established trading market may never develop or may not be sufficiently liquid. Market terms for debt securities indexed to SOFR, such as the spread over the index reflected in interest rate provisions, may evolve over time, and, as a result, trading prices of the SOFR Notes may be lower than those of later-issued indexed debt securities as a result. Similarly, if SOFR does not prove to be widely used in securities like the SOFR Notes, the trading price of the SOFR Notes may be lower than those of notes linked to indices that are more widely used. Investors in the SOFR Notes may not be able to sell the SOFR Notes at all or may not be able to sell the SOFR Notes at prices that will provide them with a yield comparable to similar investments that have a developed secondary market, and may consequently suffer from increased pricing volatility and market risk.
The information contained in this section “SOFR Notes” is based upon the New York Federal Reserve’s Website and other U.S. Government sources, as of the date of this prospectus.
SOFR Index:
The SOFR Index is published by the New York Federal Reserve and measures the cumulative impact of compounding SOFR on a unit of investment over time, with the initial value set to 1.00000000 on April 2, 2018, the first value date of SOFR. The SOFR Index value reflects the effect of compounding SOFR each business day and allows the calculation of compounded SOFR averages over custom time periods.
The New York Federal Reserve’s Website notes that use of the SOFR Index is subject to important limitations, indemnification obligations and disclaimers, including that the New York Federal Reserve may alter the methods of calculation, publication schedule, rate revision practices or availability of the SOFR Index at any time without notice.
Interest Rate:
The per annum interest rate on the SOFR Notes (the “SOFR Interest Rate”) in effect for each day of an Interest Period (as defined below) will be equal to Compounded SOFR (as defined below) plus a spread. The applicable interest rate will be determined two U.S. Government Securities Business Days prior to each Interest Reset Date (each such date a “SOFR Interest Determination Date”). If any Interest Reset Date and Floating Rate Interest Payment Date for the SOFR Notes would otherwise be a day that is not a Business Day, such Interest Reset Date and Floating Rate Interest Payment Date will be the next succeeding Business Day.
The amount of interest accrued and payable on the SOFR Notes for each Interest Period will be equal to the product of (i) the outstanding principal amount of the SOFR Notes multiplied by (ii) the product of (a) the Interest Rate for the relevant Interest Period multiplied by (b) the quotient of the actual number of calendar days in such Interest Period divided by 360. The amount of interest for each day that the SOFR Notes are outstanding (the “Daily Interest Amount”) will be calculated by dividing the SOFR Interest Rate in effect for such day by 360 and multiplying the result by the principal amount of SOFR Notes.
The SOFR Interest Rate on the SOFR Notes will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application. In no event will the SOFR Interest Rate be less than 0.0%.
The SOFR Interest Rate and amount of interest to be paid on the SOFR Notes for each Interest Period will be determined by the calculation agent. All calculations made by the calculation agent shall in the absence of manifest error be conclusive for all purposes and binding on Ford Credit and the holders of the SOFR Notes. So long as Compounded SOFR is required to be determined with respect to the SOFR Notes, there will at all times be a calculation agent. In the event that any then acting calculation agent shall be unable or unwilling to act, or that such calculation agent shall fail duly to establish Compounded SOFR for any Interest Period, or that Ford Credit proposes to remove such calculation agent, Ford Credit shall appoint itself or another person which is a bank, trust company, investment banking firm, or other financial institution to act as the calculation agent.
“Compounded SOFR” means, with respect to any Interest Period, the rate computed in accordance with the following formula set forth below (and the resulting percentage will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point (e.g., 9.876541% or .09876541 being rounded down to 9.87654% or .0987654 and 9.876545% or .09876545 being rounded up to 9.87655% or .0987655):
where:
“SOFR IndexStart” is the SOFR Index value for the day which is two U.S. Government Securities Business Days preceding the first date of the relevant Interest Period;
“SOFR IndexEnd” is the SOFR Index value for the day which is two U.S. Government Securities Business Days preceding the latter Floating Rate Interest Payment Date relating to such Interest Period; and
“dc” is the actual number of calendar days from (and including) SOFR IndexStart to (but excluding) SOFR IndexEnd (the actual number of calendar days in the applicable Observation Period).
For purposes of determining Compounded SOFR, “SOFR Index” means, with respect to any U.S. Government Securities Business Day:
(1) the SOFR Index value as published by the New York Federal Reserve as such index appears on the New York Federal Reserve’s Website at 3:00 p.m. (New York time) on such U.S. Government Securities Business Day (the “SOFR Determination Time”); provided that:
(2) if a SOFR Index value does not so appear as specified in (1) above at the SOFR Determination Time, then:
(i). if a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to SOFR, then Compounded SOFR shall be the rate determined pursuant to the “SOFR Index Unavailable” provisions described below; or
(ii). if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to SOFR, then Compounded SOFR shall be the rate determined pursuant to the “Effect of a Benchmark Transition Event” provisions described below.
“Secured Overnight Financing Rate” or “SOFR” means the daily secured overnight financing rate as provided by the New York Federal Reserve on the New York Federal Reserve’s Website.
SOFR Index Unavailable:
If a SOFR IndexStart or SOFR IndexEnd is not published on the associated SOFR Interest Determination Date and a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to the Secured Overnight Financing Rate, “Compounded SOFR” means, for the applicable Interest Period for which such index is not available, the rate of return on a daily compounded interest investment calculated in accordance with the formula for SOFR Averages, and definitions required for such formula, published on the New York Federal Reserve’s Website currently at https://www.newyorkfed.org/markets/treasury-repo-reference-rates-information. For the purposes of this provision, references in the SOFR Averages compounding formula and related definitions to “calculation period” shall be replaced with “Observation Period” and the words “that is, 30-, 90-, or 180- calendar days” shall be removed. If the daily Secured Overnight Financing Rate (“SOFRi”) does not so appear for any day, “i” in the Observation Period, SOFRi for such day “i” shall be SOFR published in respect of the first preceding U.S. Government Securities Business Day for which the Secured Overnight Financing Rate was published on the New York Federal Reserve’s Website.
Effect of a Benchmark Transition Event:
If we or our designee determine on or prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the then-current Benchmark, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the SOFR Notes in respect of all determinations on such date and for all determinations on all subsequent dates.
In connection with the implementation of a Benchmark Replacement, we or our designee will have the right to make Benchmark Replacement Conforming Changes from time to time.
Any determination, decision, or election that may be made by us or our designee pursuant to this section, including a determination with respect to a tenor, rate, or adjustment or of the occurrence or non-occurrence of an event, circumstance, or date and any decision to take or refrain from taking any action or any selection:
(1)
will be conclusive and binding absent manifest error;

(2)
will be made in our or our designee’s sole discretion; and

(3)
notwithstanding anything to the contrary in the documentation relating to the SOFR Notes, shall become effective without consent from the holders of the SOFR Notes or any other party.

Any determination, decision or election pursuant to the Benchmark Replacement provisions shall be made by us or our designee on the basis as described above, and in no event shall the Calculation Agent be responsible for making any such determination, decision or election. We may, in our sole discretion, designate any affiliate of ours, any agent of ours, any affiliate of an agent or any other person to make one or more determinations, decisions or elections on a temporary or permanent basis, and we may, in our sole discretion, revoke any such designation. Any person so designated in accordance with the immediately preceding sentence will be a “designee” for purposes of these Benchmark Transition provisions for so long as such designation remains in effect.
Certain Defined Terms:
As used herein:
“Benchmark” means, initially, Compounded SOFR, as such term is defined above; provided that if we or our designee determine on or prior to the Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Compounded SOFR (or the published daily SOFR Index used in the calculation thereof) or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.
“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by us or our designee as of the Benchmark Replacement Date.
(1) the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark and (b) the Benchmark Replacement Adjustment;
(2) the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; or
(3) the sum of: (a) the alternate rate of interest that has been selected by us or our designee as the replacement for the then-current Benchmark giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment.
“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by us or our designee as of the Benchmark Replacement Date:

(1) the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;
(2) if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, the ISDA Fallback Adjustment; or
(3) the spread adjustment (which may be a positive or negative value or zero) that has been selected by us or our designee giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate notes at such time.
“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of the Interest Period, timing and frequency of determining rates and making payments of interest, rounding of amounts or tenors, and other administrative matters) that we or our designee decide may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if we or our designee decide that adoption of any portion of such market practice is not administratively feasible or if we or our designee determine that no market practice for use of the Benchmark Replacement exists, in such other manner as we or our designee determine is reasonably necessary).
“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):
(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark (or such component); or
(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.
For the avoidance of doubt, if the event that gives rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.
For the avoidance of doubt, for purposes of the definitions of Benchmark Replacement Date and Benchmark Transition Event, references to Benchmark also include any reference rate underlying such Benchmark.
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):
(1) a public statement or publication of information by or on behalf of the administrator of the Benchmark (or such component) announcing that such administrator has ceased or will cease to provide the Benchmark (or such component), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or
(2) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark (or such component), the central bank for the currency of the Benchmark (or such component), an insolvency official with jurisdiction over the administrator for the Benchmark (or such component), a resolution authority with jurisdiction over the administrator for the Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark (or such component) has ceased or will cease to provide the Benchmark (or such component) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or
(3) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative of the underlying market or economic reality or may no longer be used.
“ISDA Definitions” means the 2021 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.
“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark.
“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.
“New York Federal Reserve” means the Federal Reserve Bank of New York (or a successor administrator of the Secured Overnight Financing Rate).
“New York Federal Reserve’s Website” means the website of the New York Federal Reserve, currently at http://www.newyorkfed.org, or any successor source.
“Observation Period” means the period from and including two U.S. Government Securities Business Days preceding a Floating Rate Interest Payment Date to but excluding two U.S. Government Securities Business Days preceding the next Floating Rate Interest Payment Date, provided that the first Observation Period shall be from and including two U.S. Government Securities Business Days preceding the Original Issue Date to but excluding the two U.S. Government Securities Business Days preceding the first Floating Rate Interest Payment Date.
“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is Compounded SOFR, the SOFR Determination Time, and (2) if the Benchmark is not Compounded SOFR, the time determined by us or our designee after giving effect to the Benchmark Replacement Conforming Changes.
“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.
“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.
None of the Trustee, the Paying Agent and the Calculation Agent shall be under any obligation (i) to monitor, determine or verify the unavailability or cessation of SOFR or the SOFR Index, or whether or when there has occurred, or to give notice to any other transaction party of the occurrence of, any Benchmark Transition Event or related Benchmark Replacement Date, (ii) to select, determine or designate any Benchmark Replacement, or other successor or replacement benchmark index, or whether any conditions to the designation of such a rate or index have been satisfied, or (iii) to select, determine or designate any Benchmark Replacement Adjustment, or other modifier to any replacement or successor index, or (iv) to determine whether or what Benchmark Replacement Conforming Changes are necessary or advisable, if any, in connection with any of the foregoing, including, but not limited to, adjustments as to any alternative spread thereon, the business day convention, interest determination dates or any other relevant methodology applicable to such substitute or successor benchmark. In connection with the foregoing, each of the Trustee, the Paying Agent and the Calculation Agent shall be entitled to conclusively rely on any determinations made by us or our designee without independent investigation, and none will have any liability for actions taken at our direction in connection therewith.

None of the Trustee, the Paying Agent and the Calculation Agent shall be liable for any inability, failure or delay on its part to perform any of its duties set forth in this prospectus supplement as a result of the unavailability of SOFR, the SOFR Index or other applicable Benchmark Replacement, including as a result of any failure, inability, delay, error or inaccuracy on the part of any other transaction party in providing any direction, instruction, notice or information required or contemplated by the terms of this prospectus supplement and reasonably required for the performance of such duties. None of the Trustee, the Paying Agent or the Calculation Agent shall be responsible or liable for our actions or omissions or for those of our designee, or for any failure or delay in the performance by us or our designee, nor shall any of the Trustee, the Paying Agent or the Calculation Agent be under any obligation to oversee or monitor our performance or that of our designee.
EURIBOR Notes.   The “EURIBOR” for any Interest Determination Date is the offered rate for deposits in euro having the Index Maturity specified in the applicable pricing supplement or term sheet, beginning on the second TARGET Business Day after such EURIBOR Interest Determination Date, as that rate appears on Reuters Page EURIBOR 01 (or any other page as may replace that page on that service) as of 11:00 a.m., Brussels time, on such EURIBOR Interest Determination Date.
The following procedure will be followed if EURIBOR cannot be determined as described above:
•
EURIBOR will be determined on the basis of the rates, at approximately 11:00 a.m., Brussels time, on such EURIBOR Interest Determination Date, at which deposits of the following kind are offered to prime banks in the euro-zone interbank market by the principal euro-zone office of each of four major banks in that market selected by the calculation agent in consultation with Ford Credit: euro deposits having such EURIBOR Index Maturity, beginning on such EURIBOR Interest Reset Date, and in a representative amount. The calculation agent will request that the principal euro-zone office of each of these banks provide a quotation of its rate. If at least two quotations are provided, EURIBOR for such EURIBOR Interest Determination Date will be the arithmetic mean of the quotations.

•
If fewer than two quotations are provided as described above, EURIBOR for such EURIBOR Interest Determination Date will be the arithmetic mean of the rates for loans of the following kind to leading euro-zone banks quoted, at approximately 11:00 a.m., Brussels time on that Interest Determination Date, by three major banks in the euro-zone selected by the calculation agent in consultation with Ford Credit: loans of euro having such EURIBOR Index Maturity, beginning on such EURIBOR Interest Reset Date, and in an amount that is representative of a single transaction in euro in that market at the time.

•
If fewer than three banks selected by the calculation agent are quoting as described above, EURIBOR for the new interest period will be EURIBOR in effect for the prior interest period. If the initial base rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

Federal Funds Rate Notes.   The “Federal Funds Rate” will be calculated by reference to either the “Federal Funds (Effective) Rate”, the “Federal Funds Open Rate” or the “Federal Funds Target Rate”, as specified in the applicable pricing supplement or term sheet. The Federal Funds Rate is the rate determined by the calculation agent, with respect to any Interest Determination Date relating to a Floating Rate Note for which the interest rate is determined with reference to the Federal Funds Rate (a “Federal Funds Rate Interest Determination Date”), in accordance with the following provisions:
•
If Federal Funds (Effective) Rate is the specified Federal Funds Rate in the applicable pricing supplement or term sheet, the Federal Funds Rate as of the applicable Federal Funds Rate Interest Determination Date shall be the rate with respect to such date for United States dollar federal funds as published in H.15(519) opposite the caption “Federal funds (effective),” as such rate is displayed on Reuters on page FEDFUNDS1 (or any other page as may replace such page on such service) (“Reuters Page FEDFUNDS1”) under the heading “EFFECT,” or, if such rate is not so published by 3:00 p.m., New York City time, on the calculation date, the rate with respect to such Federal Funds Rate Interest Determination Date for United States dollar federal funds as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption “Federal funds (effective).”

•
The following procedure will be followed if “Federal Funds (Effective) Rate” is the specified Federal Funds Rate in the applicable pricing supplement or term sheet and such Federal Funds Rate cannot be determined as described above. The Federal Funds Rate with respect to such Federal Funds Rate Interest Determination Date shall be calculated by the calculation agent and will be the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of U.S. dollar federal funds transactions in New York City selected by the calculation agent in consultation with Ford Credit, prior to 9:00 a.m., New York City time, on the Business Day following such Federal Funds Rate Interest Determination Date; provided, however, that if the brokers so selected by the calculation agent are not quoting as mentioned in this sentence, the Federal Funds Rate determined as of such Federal Funds Rate Interest Determination Date will be the Federal Funds Rate in effect on such Federal Funds Rate Interest Determination Date.

•
If Federal Funds Open Rate is the specified Federal Funds Rate in the applicable pricing supplement or term sheet, the Federal Funds Rate as of the applicable Federal Funds Rate Interest Determination Date shall be the rate on such date under the heading “Federal Funds” for the relevant Index Maturity and opposite the caption “Open” as such rate is displayed on Reuters on page 5 (or any other page as may replace such page on such service) (“Reuters Page 5”), or, if such rate does not appear on Reuters Page 5 by 3:00 p.m., New York City time, on the calculation date, the Federal Funds Rate for the Federal Funds Rate Interest Determination Date will be the rate for that day displayed on FFPREBON Index page on Bloomberg L.P. (“Bloomberg”), which is the Fed Funds Opening Rate as reported by Prebon Yamane (or a successor) on Bloomberg.

•
The following procedure will be followed if “Federal Funds Open Rate” is the specified Federal Funds Rate in the applicable pricing supplement or term sheet and such Federal Funds Rate cannot be determined as described above. The Federal Funds Rate on such Federal Funds Rate Interest Determination Date shall be calculated by the calculation agent and will be the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States dollar federal funds transactions in New York City selected by the calculation agent in consultation with Ford Credit prior to 9:00 a.m., New York City time, on such Federal Funds Rate Interest Determination Date; provided, however, that if the brokers so selected by the calculation agent are not quoting as mentioned in this sentence, the Federal Funds Rate determined as of such Federal Funds Rate Interest Determination Date will be the Federal Funds Rate in effect on such Federal Funds Rate Interest Determination Date.

•
If Federal Funds Target Rate is the specified Federal Funds Rate in the applicable pricing supplement or term sheet, the Federal Funds Rate as of the applicable Federal Funds Rate Interest Determination Date shall be the rate on such date as displayed on the FDTR Index page on Bloomberg. If such rate does not appear on the FDTR Index page on Bloomberg by 3:00 p.m., New York City time, on the calculation date, the Federal Funds Rate for such Federal Funds Rate Interest Determination Date will be the rate for that day appearing on Reuters Page USFFTARGET= (or any other page as may replace such page on such service) (“Reuters Page USFFTARGET=”).

•
The following procedure will be followed if “Federal Funds Target Rate” is the specified Federal Funds Rate in the applicable pricing supplement or term sheet and such Federal Funds Rate cannot be determined as described above. The Federal Funds Rate on such Federal Funds Rate Interest Determination Date shall be calculated by the calculation agent and will be the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States dollar federal funds transactions in New York City selected by the calculation agent in consultation with Ford Credit prior to 9:00 a.m., New York City time, on such Federal Funds Rate Interest Determination Date.

Prime Rate Notes.   The “Prime Rate” for any Interest Determination Date is the prime rate or base lending rate for that date, as published in H.15(519) by 3:00 p.m., New York City time, on the Calculation Date for that Interest Determination Date under the heading “Bank Prime Loan” or, if not yet published on the Calculation Date, the rate for such Interest Determination Date as published in H.15

Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption “Bank Prime Loan.”
The calculation agent will follow the following procedures if the Prime Rate cannot be determined as described above:
•
If the rate is not published in H.15(519) H.15 Daily Update or another recognized electronic source used for the purpose of displaying such rate by 3:00 p.m., New York City time, on the Calculation Date, then the calculation agent will determine the Prime Rate to be the average of the rates of interest publicly announced by each bank that appears on the Reuters screen designated as “US Prime 1” as that bank’s prime rate or base lending rate as in effect as of 11:00 a.m., New York City time, for that Interest Determination Date.

•
If at least one rate but fewer than four rates appear on the Reuters screen US Prime 1 on the Interest Determination Date, then the Prime Rate will be the average of the prime rates or base lending rates quoted (on the basis of the actual number of days in the year divided by a 360-day year) as of the close of business on the Interest Determination Date by three major money center banks in the City of New York selected by the calculation agent in consultation with Ford Credit.

•
If the banks selected by the calculation agent are not quoting as mentioned above, the Prime Rate will remain the Prime Rate then in effect on the Interest Determination Date.

“Reuters Screen US PRIME 1” means the display on the Reuters 3000 Xtra Service (or any successor service) on the “US PRIME 1” page (or any other page as may replace that page on that service) or such other recognized electronic source for the purpose of displaying prime rates or base lending rates of major United States banks.
Treasury Rate Notes.   The “Treasury Rate” for any Interest Determination Date is the rate for that date set at the auction of direct obligations of the United States (“Treasury bills”) having the Index Maturity described in the related prospectus supplement or term sheet under the caption “INVEST RATE” on the display on Reuters on page USAUCTION10 (or any other page as may replace such page on such service) or page USAUCTION11 (or any other page as may replace such page on such service) by 3:00 p.m., New York City time, on the Calculation Date for that Interest Determination Date.
The calculation agent will follow the following procedures if the Treasury Rate cannot be determined as described above:
•
If the rate is not so published on the Calculation Date, the Treasury Rate will be the Bond Equivalent Yield of the auction rate of such Treasury bills as published in H.15 Daily Update, or such recognized electronic source used for the purpose of displaying such rate, under the caption “U.S. Government Securities/Treasury Bills (secondary market).”

•
If the rate is not published by 3:00 p.m. New York City time on the Calculation Date and cannot be determined as described in the immediately preceding paragraph, the Treasury Rate will be the Bond Equivalent Yield of the auction rate of such Treasury bills as otherwise announced by the United States Department of Treasury.

•
If the results of the most recent auction of Treasury bills having the Index Maturity described in the prospectus supplement or term sheet are not yet published or announced as described above by 3:00 p.m., New York City time, on the Calculation Date, or if no auction is held on the Interest Determination Date, then the Treasury Rate will be the Bond Equivalent Yield on such Interest Determination Date of Treasury bills having the Index Maturity specified in the applicable prospectus supplement or term sheet as published in H.15(519) prior to 3:00 p.m. New York City time under the caption “U.S. Government securities/Treasury bills/Secondary market” or, if not published by 3:00 p.m., New York City time, on the Calculation Date, the rate on such Interest Determination Date of such Treasury Bills as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption “U.S. Government securities/Treasury bills/Secondary market.”

•
If such rate is not published in H.15 Daily Update or another recognized electronic source used for the purpose of displaying such rate by 3:00 p.m., New York City time, on the related Calculation Date, then the calculation agent will determine the Treasury Rate to be the Bond Equivalent Yield of the average of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on the Interest Determination Date of three leading primary U.S. government securities dealers for the issue of Treasury bills with a remaining maturity closest to the Index Maturity described in the related prospectus supplement or terms sheet. The calculation agent in consultation with Ford Credit will select the three dealers referred to above.

•
If fewer than three dealers selected by the calculation agent are quoting as mentioned above, the Treasury Rate will remain the Treasury Rate then in effect on that Interest Determination Date.

“Bond Equivalent Yield” means a yield (expressed as a percentage) calculated in accordance with the following formula:
where “D” refers to the applicable per annum rate for Treasury bills quoted on a bank discount basis, “N” refers to 365 or 366, as the case may be, and “M” refers to the actual number of days in the applicable Interest Period.
Indexed Notes
We may issue debt securities for which the amount of interest or principal that you will receive will not be known on your date of purchase. Interest or principal payments for these types of debt securities, which we call “Indexed Notes,” are determined by reference to securities, financial or non-financial indices, currencies, commodities, interest rates, or a composite or baskets of any or all of the above. Examples of indexed items that may be used include a published stock index, the common stock price of a publicly traded company, the value of the U.S. dollar versus the Japanese yen, or the price of a barrel of West Texas intermediate crude oil.
If you purchase an Indexed Note, you may receive a principal amount at maturity that is greater than or less than the Note’s face amount, and an interest rate that is greater than or less than the interest rate that you would have earned if you had instead purchased a conventional debt security issued by us at the same time with the same maturity. The amount of interest and principal that you will receive will depend on the structure of the Indexed Note and the level of the specified indexed item throughout the term of the Indexed Note and at maturity. Specific information pertaining to the method of determining the interest payments and the principal amount will be described in the prospectus supplement or term sheet, as well as additional risk factors unique to the Indexed Note, certain historical information for the specified indexed item and certain additional United States federal tax considerations.
Renewable Notes
We may issue Renewable Notes (“Renewable Notes”), which are debt securities that will automatically renew at their stated maturity date unless the holder of a Renewable Note elects to terminate the automatic extension feature by giving notice in the manner described in the related prospectus supplement or term sheet.
The holder of a Renewable Note must give notice of termination at least 15 but not more than 30 days prior to a Renewal Date. The holder of a Renewable Note may terminate the automatic extension for less than all of its Renewable Notes only if the terms of the Renewable Note specifically permit partial termination. An election to terminate the automatic extension of any portion of the Renewable Note is not revocable and will be binding on the holder of the Renewable Note. If the holder elects to terminate the automatic extension of the maturity of the Note, the holder will become entitled to the principal and interest accrued up to the Renewal Date. The related prospectus supplement or term sheet will identify a stated maturity date beyond which the maturity date cannot be renewed.

If a Renewable Note is represented by a global security, DTC or its nominee will be the holder of the Note and therefore will be the only entity that can exercise a right to terminate the automatic extension of a Note. In order to ensure that DTC or its nominee will exercise a right to terminate the automatic extension provisions of a particular Renewable Note, the beneficial owner of the Note must instruct the broker or other DTC participant through which it holds an interest in the Note to notify DTC of its desire to terminate the automatic extension of the Note. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other participant through which it holds an interest in a Note to ascertain the cut-off time by which an instruction must be given for delivery of timely notice to DTC or its nominee.
Extendible Notes
We may issue Notes whose stated maturity date may be extended at our option (an “Extendible Note”) for one or more whole-year periods (each, an “Extension Period”), up to but not beyond a stated maturity date described in the related prospectus supplement or term sheet.
We may exercise our option to extend the Extendible Note by notifying the applicable Trustee (or any duly appointed paying agent) at least 45 but not more than 60 days prior to the then-effective maturity date. If we elect to extend the Extendible Note, the Trustee (or paying agent) will mail or, if the Extendible Note is represented by a global security, send electronically (at least 40 days prior to the maturity date) to the registered holder of the Extendible Note a notice (an “Extension Notice”) informing the holder of our election, the new maturity date and any updated terms. Upon the sending of the Extension Notice, the maturity of that Extendible Note will be extended automatically as set forth in the Extension Notice.
However, we may, not later than 20 days prior to the maturity date of an Extendible Note (or, if that date is not a Business Day, prior to the next Business Day), at our option, establish a higher interest rate, in the case of a Fixed Rate Note, or a higher Spread and/or Spread Multiplier, in the case of a Floating Rate Note, for the Extension Period by sending or causing the Trustee (or paying agent) to send notice of such higher interest rate or higher Spread and/or Spread Multiplier to the holder of the Note. The notice will be irrevocable.
If we elect to extend the maturity of an Extendible Note, the holder of the Note will have the option to instead elect repayment of the Note by us on the then-effective maturity date. In order for an Extendible Note to be so repaid on the maturity date, we must receive, at least 15 days but not more than 30 days prior to the maturity date:
(1) the Extendible Note with the form “Option to Elect Repayment” on the reverse of the Note duly completed; or
(2) a facsimile transmission, telex or letter from a member of a national securities exchange or the Financial Industry Regulatory Authority (“FINRA”) or a commercial bank or trust company in the United States setting forth the name of the holder of the Extendible Note, the principal amount of the Note, the principal amount of the Note to be repaid, the certificate number or a description of the tenor and terms of the Note, a statement that the option to elect repayment is being exercised thereby and a guarantee that the Note be repaid, together with the duly completed form entitled “Option to Elect Repayment” on the reverse of the Note, will be received by the applicable Trustee (or paying agent) not later than the fifth Business Day after the date of the facsimile transmission, telex or letter; provided, however; that the facsimile transmission, telex or letter will only be effective if the Note and form duly completed are received by the applicable Trustee (or paying agent) by that fifth Business Day. The option may be exercised by the holder of an Extendible Note for less than the aggregate principal amount of the Note then outstanding if the principal amount of the Note remaining outstanding after repayment is an authorized denomination.
If an Extendible Note is represented by a global security, DTC or its nominee will be the holder of that Note and therefore will be the only entity that can exercise a right to repayment. To ensure that DTC or its nominee timely exercises a right to repayment with respect to a particular Extendible Note, the beneficial owner of that Note must instruct the broker or other participant through which it holds an interest in the Note to notify DTC of its desire to exercise a right of repayment. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other participant through which it holds an interest in an Extendible Note to determine the cut-off time by which an instruction must be given for timely notice to be delivered to DTC or its nominee.
Limitation on Liens
If Ford Credit or any Restricted Subsidiary (as defined in the Indenture) shall pledge or otherwise subject to any lien (as defined in the Indenture as a “Mortgage”) any of its property or assets to secure indebtedness for borrowed money, Ford Credit will secure or cause such Restricted Subsidiary to secure the debt securities equally and ratably with (or prior to) the indebtedness secured by such Mortgage. This restriction does not apply to Mortgages securing such indebtedness which shall not exceed 5 percent of Consolidated Net Tangible Assets (as defined in the Indenture) of Ford Credit and its consolidated subsidiaries in the aggregate at any one time outstanding and does not apply to:
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certain Mortgages created or incurred to secure financing of the export or marketing of goods outside the United States;

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Mortgages on accounts receivable payable in foreign currencies securing indebtedness incurred and payable outside the United States;

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Mortgages in favor of Ford Credit or any Restricted Subsidiary;

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Mortgages in favor of governmental bodies to secure progress, advance or other payments, or deposits with any governmental body required in connection with the business of Ford Credit or a Restricted Subsidiary;

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deposits made in connection with pending litigation;

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Mortgages existing at the time of acquisition of the assets secured thereby (including acquisition through merger or consolidation) and certain purchase money Mortgages; and

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Mortgages in connection with any Hedging Transaction (as defined in the Indenture);

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Mortgages in connection with, or pursuant to, any Qualified Securitization Transaction (as defined in the Indenture); and

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any extension, renewal or replacement of any Mortgage or Mortgages referred to in the foregoing clauses, inclusive. (Section 10.04).

Merger and Consolidation
The Indenture provides that no consolidation or merger of Ford Credit with or into any other corporation shall be permitted, and no sale or conveyance of its property as an entirety, or substantially as an entirety, may be made to another corporation, if, as a result thereof, any asset of Ford Credit or a Restricted Subsidiary would become subject to a Mortgage, unless the debt securities shall be equally and ratably secured with (or prior to) the indebtedness secured by such Mortgage, or unless such Mortgage could be created pursuant to Section 10.04 (see “Limitation on Liens” above) without equally and ratably securing the debt securities. (Section 8.03).
Events of Default and Notice Thereof
The Indenture defines an “Event of Default” as being any one of the following events:
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failure to pay interest for 30 days after becoming due;

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failure to pay principal or any premium for five business days after becoming due;

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failure to make a sinking fund payment for five days after becoming due;

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failure to perform any other covenant applicable to the debt securities for 90 days after notice;

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certain events of bankruptcy, insolvency or reorganization; and

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any other Event of Default provided in the prospectus supplement.

An Event of Default for a particular series of debt securities will not necessarily constitute an Event of Default for any other series of debt securities issued under the Indenture. (Section 5.01.)
If an Event of Default occurs and continues, the Trustee or the holders of at least 25% of the total principal amount of the series may declare the entire principal amount (or, if they are Original Issue Discount Securities (as defined in the Indenture), the portion of the principal amount as specified in the terms of such series) of all of the debt securities of that series to be due and payable immediately. If this happens, subject to certain conditions, the holders of a majority of the total principal amount of the debt securities of that series can void the declaration. (Section 5.02.)
The Indenture provides that within 90 days after default under a series of debt securities, the Trustee will give the holders of that series notice of all uncured defaults known to it. (The term “default” includes the events specified above without regard to any period of grace or requirement of notice.) The Trustee may withhold notice of any default (except a default in the payment of principal, interest or any premium) if it believes that it is in the interest of the holders. (Section 6.02.)
Annually, Ford Credit must send to the Trustee a certificate describing any existing defaults under the Indenture. (Section 10.05.)
Other than its duties in case of a default, the Trustee is not obligated to exercise any of its rights or powers under the Indenture at the request, order or direction of any holders, unless the holders offer the Trustee security or indemnity satisfactory to it against expenses and liability. (Section 6.03.) If they provide this satisfactory indemnification, the holders of a majority of the total principal amount of any series of debt securities may direct the Trustee how to act under the Indenture, subject to certain exceptions. (Section 5.12.)
Modification of the Indenture
With certain exceptions, Ford Credit’s rights and obligations and your rights under a particular series of debt securities may be modified with the consent of the holders of not less than a majority in principal account of those debt securities affected by such modification (voting as a single class). No modification of the principal or interest payment terms, and no modification reducing the percentage required for modifications, will be effective against you without your consent. (Section 9.02.)
Subordination
The extent to which a particular series of subordinated debt securities may be subordinated to our unsecured and unsubordinated indebtedness will be set forth in the prospectus supplement for any such series and the Indenture may be modified by a supplemental indenture to reflect such subordination provisions.
Global Securities
Unless otherwise stated in a prospectus supplement, the debt securities of a series will be issued in the form of one or more global certificates that will be deposited with DTC, which will act as depositary for the global certificates. Beneficial interests in global certificates will be shown on, and transfers of global certificates will be effected only through, records maintained by DTC and its participants. Therefore, if you wish to own debt securities that are represented by one or more global certificates, you can do so only indirectly or “beneficially” through an account with a broker, bank or other financial institution that has an account with DTC (that is, a DTC participant) or through an account directly with DTC if you are a DTC participant.
While the debt securities are represented by one or more global certificates:
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You will not be able to have the debt securities registered in your name.

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You will not be able to receive a physical certificate for the debt securities.

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Our obligations, as well as the obligations of the Trustee and any of our agents, under the debt securities will run only to DTC as the registered owner of the debt securities. For example, once we make payment to DTC, we will have no further responsibility for the payment even if DTC or your broker, bank or other financial institution fails to pass it on so that you receive it.

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Your rights under the debt securities relating to payments, transfers, exchanges and other matters will be governed by applicable law and by the contractual arrangements between you and your broker, bank or other financial institution, and/or the contractual arrangements you or your broker, bank or financial institution has with DTC. Neither we nor the Trustee has any responsibility for the actions of DTC or your broker, bank or financial institution.

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You may not be able to sell your interests in the debt securities to some insurance companies and others who are required by law to own their debt securities in the form of physical certificates.

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Because the debt securities will trade in DTC’s Same-Day Funds Settlement System, when you buy or sell interests in the debt securities, payment for them will have to be made in immediately available funds. This could affect the attractiveness of the debt securities to others.

A global certificate generally can be transferred only as a whole, unless it is being transferred to certain nominees of the depositary or it is exchanged in whole or in part for debt securities in physical form. If a global certificate is exchanged for debt securities in physical form, they will be in denominations of $1,000 and integral multiples thereof, or another denomination stated in the prospectus supplement.

DESCRIPTION OF WARRANTS
The following is a general description of the terms of the warrants we may issue from time to time. Particular terms of any warrants we offer will be described in the prospectus supplement or term sheet relating to such warrants.
General
We may issue warrants to purchase debt securities. Such warrants may be issued independently or together with any such securities and may be attached or separate from such securities. We will issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.
A prospectus supplement will describe the particular terms of any series of warrants we may issue, including the following:
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the title of such warrants;

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the aggregate number of such warrants;

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the price or prices at which such warrants will be issued;

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the currency or currencies, including composite currencies, in which the price of such warrants may be payable;

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the designation and terms of the securities purchasable upon exercise of such warrants and the number of such securities issuable upon exercise of such warrants;

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the price at which and the currency or currencies, including composite currencies, in which the securities purchasable upon exercise of such warrants may be purchased;

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the date on which the right to exercise such warrants shall commence and the date on which such right will expire;

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whether such warrants will be issued in registered form or bearer form;

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if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

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if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

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if applicable, the date on and after which such warrants and the related securities will be separately transferable;

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information with respect to book-entry procedures, if any;

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if applicable, a discussion of certain U.S. federal income tax considerations; and

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any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Amendments and Supplements to Warrant Agreement
We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

PLAN OF DISTRIBUTION
We may sell the securities to or through agents or underwriters or directly to one or more purchasers.
By Agents
We may use agents to sell the securities. The agents will agree to use their reasonable best efforts to solicit purchases for the period of their appointment.
By Underwriters
We may sell the securities to underwriters. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to certain conditions. Each underwriter will be obligated to purchase all the securities allocated to it under the underwriting agreement. The underwriters may change any initial public offering price and any discounts or concessions they give to dealers.
Direct Sales
We may sell securities directly to investors. In this case, no underwriters or agents would be involved.
As one of the means of direct issuance of securities, we may utilize the services of any available electronic auction system to conduct an electronic “dutch auction” of the offered securities among potential purchasers who are eligible to participate in the auction of those offered securities, if so described in the prospectus supplement.
General Information
Any underwriters or agents will be identified and their compensation described in a prospectus supplement.
We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments they may be required to make.
Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their businesses.
In order to facilitate the offering of the debt securities, the underwriters or agents may engage in transactions that stabilize, maintain, or otherwise affect the price of the debt securities. These transactions may include short sales, stabilizing transactions, and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters or agents of a greater number of debt securities than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ or agents’ option to purchase additional debt securities from us in the offering. The underwriters or agents may close out any covered short position by either exercising the option to purchase additional debt securities or purchasing debt securities in the open market. In determining the source of debt securities to close out the covered short position, the underwriters or agents will consider, among other things, the price of debt securities available for purchase in the open market as compared to the price at which they may purchase debt securities through the option. “Naked” short sales are sales in excess of the option. The underwriters or agents must close out any naked short position by purchasing debt securities in open market. A naked short position is more likely to be created if the underwriters or agents are concerned that there may be a downward pressure on the price of the debt securities in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of certain bids for or purchases of the debt securities made by the underwriters or agents in the open market prior to the completion of the offering. Any of these activities may stabilize or maintain the market price of the debt securities above independent market levels. The underwriters or agents are not required to engage in these activities, and may end any of these activities at any time.
LEGAL OPINIONS
David J. Witten, who is Ford Credit’s Assistant Secretary, has given an opinion about the legality of the securities. Mr. Witten owns shares of Ford common stock.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.